Exhibit 4.2

EXECUTION COPY

ABN AMRO BANK N.V.

and

THE BANK OF NEW YORK, as Trustee

INDENTURE

Dated as of June 2, 2003

	TABLE OF CONTENTS

		Page

	ARTICLE 1
	DEFINITIONS

Section 1.01.	Certain Terms Defined	1
Section 1.02.	Construction	8

	ARTICLE 2
	SUBORDINATED NOTES

Section 2.01.	Subordinated Notes	8
Section 2.02.	Authentication and Delivery of Subordinated Notes	9
Section 2.03.	Execution of Subordinated Notes	9
Section 2.04.	Certificate of Authorization	10
Section 2.05.	Denomination and Date of Subordinated Notes; Payments of Interest	10
Section 2.06.	Registration, Transfer and Exchange	11
Section 2.07.	Mutilated, Defaced, Destroyed, Lost and Stolen Subordinated Notes	12
Section 2.08.	Cancellation of Subordinated Notes	13
Section 2.09.	Temporary Subordinated Notes	14

	ARTICLE 3
	COVENANTS OF THE ISSUER

Section 3.01.	Payment of Principal and Interest	14
Section 3.02.	Offices for Payments, etc	15
Section 3.03.	Appointment to Fill a Vacancy in Office of Trustee	16
Section 3.04.	Paying Agents	16
Section 3.05.	Certificate of the Issuer	17
Section 3.06.	Noteholders Lists	17
Section 3.07.	Reports by the Issuer	17
Section 3.08.	Calculation of Original Issue Discount	17

	ARTICLE 4
	REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT

Section 4.01.	Event of Default	18
Section 4.02.	Collection of Indebtedness by Trustee; Trustee May Prove Debt	19
Section 4.03.	Application of Proceeds	21
Section 4.04.	Suits for Enforcement	22

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		Page

Section 10.03.	Purchases	47
Section 10.04.	Cancellation	47
Section 10.05.	Notice of Redemption	47
Section 10.06.	Payment of Subordinated Notes Called for Redemption	48

	ARTICLE 11
	SUBORDINATION

Section 11.01.	Agreement to Subordinate	48
Section 11.02.	Payments To Noteholders	49
Section 11.03.	No Payment When Senior Debt is in Default	50
Section 11.04.	Payment Permitted in Certain Situations	50
Section 11.05.	Subrogation to Rights of Holders of Senior Debt	51
Section 11.06.	Provisions Solely to Define Relative Rights	51
Section 11.07.	Trustee to Effectuate Subordination	52
Section 11.08.	No Waiver of Subordination Provisions	52
Section 11.09.	Notice to Trustee	52
Section 11.10.	Reliance on Judicial Order or Certificate of Liquidating Agent	52
Section 11.11.	Trustee Not Fiduciary for Holders of Senior Debt	53
Section 11.12.	Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights	53
Section 11.13.	Article Applicable to Paying Agents.	53

SCHEDULE 1	Terms and Conditions of the Subordinated Notes	S1-1
SCHEDULE 2	Form and Transfer of Subordinated Notes	S2-1
Part I –	Form of Rule 144A Global Note	S2-1
Part II –	Form of Regulation S Global Note I	S2-7
Part III –	Form of Definitive Note	S2-13
Part IV –	Register, Transfer and Exchange of Subordinated Notes	S2-19
Part V –	Form of Transfer Letters	S2-21
SCHEDULE 3	Provisions for Meetings of Noteholders	S3-1

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     INDENTURE, dated as of June 2, 2003 between ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands (the “Issuer”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

     WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of Subordinated Notes; and

     WHEREAS, the Subordinated Notes will be issued, offered and sold without registration under the Securities Act to purchasers who are QIBs in reliance on Rule 144A and to “non-U.S. persons” in reliance on Regulation S; and

     WHEREAS this Indenture is intended to be qualified under the Trust Indenture Act of 1939 when a registration statement is declared effective by the SEC pursuant to a Registration Rights Agreement;

NOW, THEREFORE:

     The Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Subordinated Notes (as defined below) as follows:

ARTICLE 1
DEFINITIONS

     Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided herein, or unless the context otherwise clearly requires) shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the TIA (as defined below) or the definitions of which in the Securities Act of 1933, as amended (the “Securities Act”) are referred to in the TIA, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said TIA and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. In addition, unless the context otherwise requires or except as otherwise expressly provided,

     (1) all references to Sections, Parts or Schedules refer to Sections, Parts or Schedules of or to the Indenture unless otherwise indicated;

     (2) references to agreements, instruments, or documents are to such agreements, instruments, statutes or regulations, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications as described herein);

     (3) references to statutes are to include all statutory provisions consolidating, amending or replacing the statute referred to;

     (4) references to a person, officer or entity refer in each case to successors of that person, officer or entity; and

     (5) all payment obligations of the Issuer with respect to the Subordinated Notes shall be deemed to refer also to an additional amounts payable, if any, thereon or as a result of this Indenture.

     “Additional Notes” has the meaning set forth in Section 2.01 below.

     “Authentication Order” has the meaning set forth in Section 2.02(a) below.

     “Bankruptcy Default” has the meaning set forth in Section 4.01(b).

     “Board” means the Managing Board of the Issuer.

     “Business Day” means any day other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or executive order to be closed in New York City, the Netherlands or London.

     “Condition” or “Conditions” means the terms and conditions of the Subordinated Notes included on the reverse of each Subordinated Note, such terms and conditions being in or substantially in the form set out in Schedule 1 hereto.

     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

     “Custodian” means The Bank of New York, or any successors.

     “Day Count Fraction” means the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Issue Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

     “Definitive Note” means the definitive notes issued or to be issued by the Issuer in accordance with the provisions of this Indenture in exchange for a Global Note, such Definitive Notes being in the form or substantially in the form set out in Part III of Schedule 2 hereto with such modifications (if any) as may be agreed between the Trustee and the Issuer and having the Conditions endorsed thereon.

     “Depository” means The Depository Trust Company, as depositary, or any successors.

     “Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     “Event of Default” means any event or condition specified as such in Section 4.01.

     “Exchange Notes” means the notes of the Issuer issued pursuant to this Indenture in exchange for the Initial Notes or any Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or Additional Notes for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Initial Notes or Additional Notes, as the case may be, or, if no such interest has been paid, from the date of issuance of the Initial Notes or Additional Notes, as the case may be, (ii) the Exchange Notes will not be subject to transfer restrictions or bear the Private Placement Legend and (iii) the provisions relating to Registration Default Damages will not apply to the Exchange Notes).

     “Global Note”, means a Subordinated Note evidencing Registered Notes, registered in the name of the Depository or its nominee, being either a Rule 144A Global Note, a Regulation S Global Note or an Exchange Note.

     “Holder”, “holder of Subordinated Notes” “Noteholder” or other similar terms mean the registered noteholder of a Subordinated Note.

     “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the form and terms of Subordinated Notes established as contemplated hereunder.

     “Initial Notes” means the 4.65% Subordinated Notes due 2018 issued by the Issuer pursuant to this Indenture on the date hereof.

     “Initial Purchasers” means ABN AMRO Bank N.V., Citigroup Global Markets Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers, under a purchase agreement, dated May 23, 2003, between the Issuer and such initial purchasers.

     “Interest Payment Date” has the meaning set forth in Section 2.05 below.

     “Interest Period” means the period from (and including) an Interest Payment Date (or the Issue Date) to (but excluding) the next (or first) Interest Payment Date.

     If interest in respect of a Subordinated Note is required to be calculated for a period other than an Interest Period, such interest shall be calculated by applying the Rate of Interest to the principal amount of such Subordinated Note, multiplying such sum by the Day Count Fraction, and rounding the resultant figure to the nearest cent, half a cent being rounded upwards or otherwise in accordance with applicable market convention.

     “Issue Date” means, for each Subordinated Note, the date on which it is authenticated.

     “Issuer” means ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands, and its successors and assigns.

     “Judgment currency” shall have the meaning set forth in Section 9.14 hereof.

     “Moratorium” has the meaning set forth in Section 4.01(b) below.

     “Officer’s Certificate” means a certificate (i) signed by any officer or officers of the Issuer authorized by the Board to execute any such certificate and (ii) delivered to the Trustee. Each such certificate shall comply with Section 314 of the TIA and include the statements provided for in Section 9.07 hereof.

     “OID” has the meaning set forth in Section 2.01 below.

     “Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer and who shall be reasonably satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the TIA and include the statements provided for in Section 9.07 hereof, if and to the extent required thereby.

     “Other currency” shall have the meaning set forth in Section 9.14.

     “Outstanding” means, in relation to the Subordinated Notes, all the Subordinated Notes issued other than (a) those which have been redeemed in full in accordance with this Indenture or the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption monies wherefore (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Trustee as provided herein (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 10) and remain available for payment against presentation of Subordinated Notes, (c) those which have been purchased and cancelled as provided in Condition 5, (d) those mutilated or defaced Subordinated Notes which have been surrendered in exchange for Replacement Notes pursuant to Condition 8, (e) (for the purpose only of determining how many Subordinated Notes are Outstanding and without prejudice to their status for any other purpose) those Subordinated Notes alleged to have been lost, stolen or destroyed and in respect of which Replacement Notes have been issued pursuant to Condition 8, (f) Global Notes to the extent such Global Notes shall have been duly exchanged for Definitive Notes and (g) Global Notes which have become void in accordance with their terms provided that for each of the following purposes, namely:

     (i) the right to attend and vote at any meeting of the Noteholders or any of them; and

     (ii) the determination of how many and which Subordinated Notes are for the time being Outstanding for the purposes of determining a quorum or whether the required vote has been obtained hereto,

       those Subordinated Notes (if any) which are for the time being held by any person (including, but not limited, to the Issuer or any of its respective subsidiaries) for the benefit of the Issuer or any of its respective subsidiaries shall (unless and until ceasing to be so held) be deemed not to be Outstanding, subject to the provisions of Section 6.04 hereof;

       “Payment Default” shall have the meaning set forth in Section 4.01(a) hereof.

       “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Private Placement Legend” means the legend set forth on the face of the form of Rule 144A Global Note and the form of Regulation S Global Note in Parts I and II of Schedule 2 hereto.

     “QIB” means a qualified institutional buyer as defined in Rule 144A.

     “Rate of Interest” means 4.65% per annum.

     “Rate of exchange” shall have the meaning set forth in Section 9.14 hereof.

     “Record Date” means the regular record date for each interest payment date, May 15 and November 15 of each year.

     “Redemption Amount” means the aggregate principal amount of the Subordinated Notes then Outstanding.

     “Register” means the register maintained by the Registrar.

     “Registered Note” means any Subordinated Note registered on the Register.

     “Registrar” means the person appointed as such pursuant to Section 3.02 hereof.

     “Registration” means a registered exchange offer for the Initial Notes or Additional Notes by the Issuer or other registration of the Initial Notes or Additional Notes under the Securities Act pursuant to and in accordance with the terms of a Registration Rights Agreement.

     “Registration Default Damages” means at any time all registration default damages then owing pursuant to any Registration Rights Agreement and the terms of the Subordinated Notes.

     “Registration Rights Agreement” means (i) with respect to the Initial Notes, the Registration Rights Agreement dated on or about the date of this Indenture, among the Issuer and the Initial Purchasers and (ii) with respect to any Additional Notes, any registration rights agreement among the Issuer and the initial purchasers named therein relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes or exchange them for Subordinated Notes registered under the Securities Act.

     “Registration Statement” means any registration statement as defined in a Registration Rights Agreement.

     “Regulation S” means Regulation S under the Securities Act.

     “Regulation S Global Note” means the one or more global registered notes in the form set out in Part II of Schedule 2 issued by the Issuer pursuant to this Agreement in respect of Subordinated Notes originally sold by the Initial Purchasers to non-U.S. persons (as defined in the Securities Act) outside the United States in reliance on Regulation S.

     “Regulation S Notes” means Subordinated Notes represented by the Regulation S Global Note and Definitive Notes issued in exchange for the Regulation S Global Note.

     “Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     “Rule 144A” means Rule 144A under the Securities Act.

     “Rule 144A Global Note” means the one or more global registered notes in the form set out in Part I of Schedule 2 issued by the Issuer pursuant to this Agreement in respect of Subordinated Notes originally sold by the Initial Purchasers within the United States or to, or for the account or benefit of QIBs in reliance on Rule 144A.

     “Rule 144A Notes” means Subordinated Notes represented by the Rule 144A Global Note and Definitive Notes issued in exchange for the Rule 144A Global Note.

     “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties on such date.

     “Senior Debt” means the principal of (and premium, if any) and interest, if any, on all obligations and indebtedness (other than any Subordinated Notes) of, or guaranteed or assumed by, the Issuer that are for the claims of depositors, unsubordinated claims with respect to the repayment of borrowed money or are other unsubordinated claims evidenced by bonds, debentures, notes or other similar instruments, in each case whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, unless in any such case the instrument by which such indebtedness or obligations are created, incurred, assumed or guaranteed by the Issuer, or are evidenced, provides that they are subordinate, or not superior, in right of payment to the Subordinated Notes.

     “Securities Act” has the meaning set forth in the first paragraph of this Section 1.02.

     “Subordinated Note” or “Subordinated Notes” means the Initial Notes authenticated and delivered under this Indenture, and Additional Notes and Exchange Notes issued in exchange for such Initial Notes or Additional Notes.

     “Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

     “TIA” (except as otherwise provided in Section 7.01 and Section 7.02) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

     Section 1.02. Construction. This Indenture is to be construed together with the Conditions and in the event of any conflict, the terms of the Conditions pursuant to this Indenture shall govern.

ARTICLE 2
SUBORDINATED NOTES

     Section 2.01. Subordinated Notes. The Subordinated Notes shall have the terms and conditions set forth in Schedule 1 hereto, provided that Exchange Notes shall not contain terms with respect to transfer restrictions.

     The Issuer may from time to time, without notice to or the consent of any Noteholder, create and issue additional securities (including any Exchange Notes issued in respect thereof, the “Additional Notes”) having the same maturity date and interest rate as, and ranking pari passu in all respects with, all of the then Outstanding Subordinated Notes (except that (i) no interest accruing prior to the issue date of such Additional Notes will be paid on Additional Notes and (ii) payment on the first Interest Payment Date after such issuance date will be accrued only from such issuance date), and such Additional Notes shall be consolidated and form a single series with, and have the same terms as to status, redemption and otherwise as the Subordinated Notes, and thereafter comprise, together with the then Outstanding Subordinated Notes, the “Subordinated Notes” for all purposes hereof.

     Such Additional Notes may be offered by the Issuer with original issue discount (“OID”) for U.S. federal income tax purposes as part of a further issue. Subsequent purchasers of Subordinated Notes after the date of any such further issue will not be able to differentiate between Subordinated Notes sold as part of such further issue and previously issued Subordinated Notes.

     Section 2.02. Authentication and Delivery of Subordinated Notes. The Issuer shall deliver Subordinated Notes, whether Initial Notes, Additional Notes or Exchange Notes, executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Subordinated Notes to or upon the written order of the Issuer (an “Authentication Order”), specifying the date on which such Subordinated Notes are to be authenticated, whether such Subordinated Notes are Definitive Notes or Global Notes, and whether or not such Subordinated Notes shall bear the Private Placement Legend, signed by any officer or officers of the Issuer authorized by the Board to execute any such order, without any further action by the Issuer. In authenticating such Subordinated Notes the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon:

     (a)   a certified copy of any resolution or resolutions of the Board authorizing the action taken; and

     (b)   an Officers’ Certificate setting forth the form and terms of the Subordinated Notes as required pursuant to Section 2.01 and prepared in accordance with Section 9.07.

     Section 2.03. Execution of Subordinated Notes. The Subordinated Notes shall be signed on behalf of the Issuer by any officer or officers of the Issuer authorized by the Board to execute such Subordinated Notes, which Subordinated Notes may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Subordinated Note that has been duly authenticated and delivered by the Trustee.

     In case any officer of the Issuer who shall have signed any of the Subordinated Notes shall cease to be such officer before the Subordinated Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Subordinated Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Subordinated Note had not ceased to be such officer of the Issuer; and any Subordinated Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Subordinated Note, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

     Section 2.04. Certificate of Authorization. Only Subordinated Notes as bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Subordinated Note executed by the Issuer shall be conclusive evidence that the Subordinated Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     Section 2.05. Denomination and Date of Subordinated Notes; Payments of Interest. Subordinated Notes may be issued only in U.S. Dollars. Subordinated Notes sold pursuant to Rule 144A are issuable only in registered form, without coupons attached, in denominations of $100,000 or any amount in excess thereof which is a multiple of $1,000. Subordinated Notes sold pursuant to Regulation S are issuable only in registered form, without coupons attached, in denominations of $1,000 or any amount in excess thereof which is a multiple of $1,000. Exchange Notes may be issued in the same denominations as the Initial Notes or Additional Notes, as the case may be, that they are exchanged for.

     Each Subordinated Note shall be dated the date of its authentication. The Subordinated Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof. The Subordinated Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have any letters, notations, legends or endorsements required by law, stock exchange rule or usage.

     Each Subordinated Note shall bear interest on its principal amount from (and including) the Issue Date at a fixed rate of 4.65% per annum (the “Rate of Interest”) and shall be payable semi-annually in arrears on June 4 and December 4 (each, an “Interest Payment Date)”, of each year, up to (and including) the maturity date, as provided in Condition 3, provided that the first interest payment date for the Initial Notes shall be December 4, 2003; the first interest payment date for any Additional Notes shall be the first interest payment date after the issuance date of such Additional Notes (and no interest shall accrue on such Additional Notes prior to the date of such issuance and payment on such interest payment date will be accrued only from such issuance date); and the first interest payment date for any Exchange Notes shall be the first interest payment date after the issuance date of such Exchange Notes (provided that interest in relation to the first interest payment date after the date of issuance of the Exchange Notes shall accrue from the last date on which interest was paid on the Initial Notes or Additional Notes for which such Exchange Notes were exchanged, as applicable, or, if no such interest has been paid, from the date of issuance of such Initial

Notes or Additional Notes). The regular record dates for each interest payment date will be May 15 and November 15 of each year (each, a “Record Date”).

     The person in whose name any Subordinated Note is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Subordinated Note subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Subordinated Notes are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Noteholders not less than 15 days preceding such subsequent record date.

     Section 2.06. Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Subordinated Notes as provided in this Article. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

     Each Subordinated Note may be transferred and exchanged, and Definitive Notes may be obtained, in accordance with Condition 8 of Schedule 2 of this Indenture.

     Upon due presentation for registration of transfer of any Subordinated Note at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Subordinated Note or Subordinated Notes in authorized denominations for a like aggregate principal amount.

     Unless and until the Initial Notes (or Additional Notes as the case may be) are exchanged for Exchange Notes in connection with an effective Registration Statement, transfers of Subordinated Notes shall be subject to restrictions on transfer as set forth in the Private Placement Legend.

     Any Subordinated Note may be exchanged for a Subordinated Note in other authorized denominations, in an equal aggregate principal amount. Subordinated Notes to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the

Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Subordinated Note which the Noteholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

     All Subordinated Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

     The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Subordinated Notes. No service charge shall be made for any such transaction.

     The Issuer shall not be required to exchange or register a transfer of (a) any Subordinated Notes for a period of 15 days next preceding the first mailing of notice of redemption of Subordinated Notes to be redeemed, or (b) any Subordinated Notes selected, called or being called for redemption except, in the case of any Subordinated Note where notice has been given that such Subordinated Note is to be redeemed in part, the portion thereof not so to be redeemed.

     All Subordinated Notes issued upon any transfer or exchange of Subordinated Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Subordinated Notes surrendered upon such transfer or exchange.

     Section 2.07. Mutilated, Defaced, Destroyed, Lost and Stolen Subordinated Notes. In case any temporary or definitive Subordinated Note shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Subordinated Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Subordinated Note, or in lieu of and substitution for the Subordinated Note so destroyed, lost or stolen. In every case the applicant for a substitute Subordinated Note shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Subordinated Note and of the ownership thereof and, in the case of mutilation or defacement shall surrender the Subordinated Note to the Trustee or such agent.

     Upon the issuance of any substitute Subordinated Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Subordinated Note which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Subordinated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Subordinated Note), if the applicant for such payment shall furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Subordinated Note and of the ownership thereof and, in the case of mutilation or defacement shall surrender the Subordinated Note to the Trustee or such agent.

     Every substitute Subordinated Note issued pursuant to the provisions of this section by virtue of the fact that any such Subordinated Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Subordinated Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Subordinated Notes duly authenticated and delivered hereunder. If required by the Trustee or the Issuer, an Indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. All Subordinated Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Subordinated Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.08. Cancellation of Subordinated Notes. All Subordinated Notes surrendered for payment, redemption, replacement, registration of transfer or exchange if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Subordinated Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Subordinated Notes held by it in accordance with its procedures for the disposition of canceled securities in effect on the date of such cancellation and deliver a certificate of disposition to the Issuer. If the Issuer shall acquire any of the Subordinated Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Subordinated Notes unless and until the same are delivered to the Trustee for cancellation.

     Section 2.09. Temporary Subordinated Notes. Pending the preparation of definitive Subordinated Notes, the Issuer may execute and the Trustee shall authenticate and deliver temporary Subordinated Notes (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Subordinated Notes shall be issuable as registered Subordinated Notes without coupons, of any authorized denomination, and substantially in the form of the definitive Subordinated Notes but with such omissions, insertions and variations as may be appropriate for temporary Subordinated Notes, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Subordinated Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Subordinated Note shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Subordinated Notes. Without unreasonable delay the Issuer shall execute and shall furnish definitive Subordinated Notes and thereupon temporary Subordinated Notes may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Subordinated Notes a like aggregate principal amount of definitive Subordinated Notes of authorized denominations. Until so exchanged, the temporary Subordinated Notes shall be entitled to the same benefits under this Indenture as Definitive Notes.

ARTICLE 3
COVENANTS OF THE ISSUER

     Section 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the holders of Subordinated Notes that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Subordinated Notes (together with any additional amounts payable pursuant to the terms of such Subordinated Notes) at the place or places, at the respective times and in the manner provided in such Subordinated Notes. Interest on any Subordinated Note (together with any additional amounts payable pursuant to the terms of such Subordinated Note) shall be payable only to or upon the written order of the Holder thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the register maintained by the Registrar (as defined below).

     Section 3.02. Offices for Payments, etc. So long as any of the Subordinated Notes remain Outstanding, the Issuer shall (i) maintain or cause to be maintained an office or agency (“Registrar”) (which shall be located in the Borough of Manhattan in The City of New York) where Definitive Notes may be presented for registration of transfer or exchange in accordance with this Indenture; (ii) appoint one or more institutions with trust powers to maintain an office or agency (each, a “Paying Agent”) (which shall be located in the Borough of Manhattan, New York, and for so long as the Subordinated Notes are listed on Euronext Amsterdam in The Netherlands, and in any other city where such agency is required to be maintained under the rules of any stock exchange on which the Subordinated Notes are listed) where Subordinated Notes may be presented for payment; and (iii) appoint a transfer agent, (“Transfer Agent”) for the purpose of maintaining an office or agency where Subordinated Notes may be presented for registration of exchange or transfer and performing all obligations and duties imposed upon it by the Conditions and this Indenture. The Registrar shall keep a register of the Definitive Notes and of their transfer and exchange which register shall be updated each Business Day to conform the registers kept by each Registrar. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

     The Issuer shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent and shall, if required, incorporate the provisions of the TIA. The Issuer shall promptly notify in writing the Trustee of the name and address and of any change in the name and address of such agent. If the Issuer fails to maintain a Registrar or Paying Agent or Notice Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of this Indenture; provided that the Trustee shall not be required to act as Paying Agent for Global Notes outside the United States, but shall be authorized to appoint a Paying Agent for Global Notes outside the United States if the Issuer has failed to maintain such a Paying Agent, if required.

     The Issuer initially appoints the Depository Trust Company to act as Depository with respect to the Subordinated Notes. The Issuer initially appoints The Bank of New York acting through its corporate trust office in New York to act as Custodian for the Depository.

     The Issuer initially appoints the Trustee to act as Paying Agent and as Transfer Agent in New York, and will initially act itself as Paying Agent and as Transfer Agent in The Netherlands. The Issuer initially appoints the Trustee to act as the Registrar.

     In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

     Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.11, a Trustee, so that there shall at all times be a Trustee with respect to the Subordinated Notes hereunder.

     Section 3.04. Paying Agents. Whenever the Issuer shall appoint a Paying Agent other than the Trustee or itself with respect to the Subordinated Notes, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section

     (a)   that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Subordinated Notes in trust for the benefit of the Noteholders or of the Trustee;

     (b)   that it will give the Trustee notice of any failure by the Issuer to make any payment of principal of or interest on the Subordinated Notes when the same shall be due and payable; and

     (c)   that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause 3.04(b) above.

     The Issuer will, on or prior to each due date of the principal of or interest on the Subordinated Notes, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

     If the Issuer shall act as its own Paying Agent with respect to the Subordinated Notes, it will, on or before each due date of the principal of or interest on the Subordinated Notes, set aside, segregate and hold in trust for the benefit of the Noteholders a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

     Anything in this section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Subordinated Notes, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Subordinated Notes by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

     Anything in this section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this section is subject to the provisions of Section 8.03 and 8.04.

     Section 3.05. Certificate of the Issuer. The Issuer will furnish annually to the Trustee a brief certificate from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture) and if the Issuer shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

     The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

     Section 3.06. Noteholders Lists. The Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders pursuant to Section 312 of the TIA (a) semi-annually not more than 15 days after each record date for the payment of interest on such Subordinated Notes, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

     Section 3.07. Reports by the Issuer. The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or pursuant to the SEC’s rules or regulation. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

     Section 3.08. Calculation of Original Issue Discount. The Issuer shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Issuer with the Internal Revenue Service and the Holders of the Subordinated

Notes relating to OID, including, without limitation, Form 1099-OID or any successor form.

ARTICLE 4
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT

     Section 4.01. Event of Default. “Event of Default” with respect to Subordinated Notes wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a)   default is made in the payment of interest or principal in respect of the Subordinated Notes and such default continues for more than 30 days (a “Payment Default”), or

     (b)   (i)  the Issuer is declared bankrupt; or (ii) a competent court has declared that the Issuer is in a situation which requires special measures (“bijzondere voorzieningen”) in the interests of all creditors, as referred to in Chapter X of the Dutch 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992), and for so long as such situation is in force (such situation being hereinafter referred to as a “Moratorium”); or (iii) an order is made or an effective resolution is passed for the winding up or liquidation of the Issuer (unless this is done in connection with a merger, consolidation or other form of combination with another company and such company assumes all obligations of the Issuer under the Subordinated Notes) (each, a “Bankruptcy Default”).

     In the case of a Bankruptcy Default, the Subordinated Notes shall become forthwith due and payable at the Redemption Amount, together with any accrued interest to the date of repayment, without presentment, demand, protest or other notice of any kind. In the case of a Payment Default, the sole remedy available to any Noteholder for recovery of amounts owing in respect of any payment of principal of or interest on the Subordinated Notes will be the institution of proceedings against the Issuer as such Noteholder may think fit to enforce such payment; provided that the Issuer shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by the Issuer.

     In any Event of Default, repayment of the Subordinated Notes prior to the Maturity Date is subject to receipt by the Issuer of the written approval of the Dutch Central Bank (De Nederlandsche Bank N.V.).

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Subordinated Notes shall have become due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Subordinated Notes and the principal of all Subordinated Notes which shall have become due (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Subordinated Notes) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the holders of a majority in aggregate principal amount of all the then Outstanding Subordinated Notes (treated as one class), by written notice to the Issuer and to the Trustee, may waive all defaults with respect to all the Subordinated Notes and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     Section 4.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that in the case of Payment Default, upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Noteholders the whole amount that then shall have become due and payable on all Subordinated Notes for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Subordinated Notes) and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of its negligence or bad faith.

     Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Subordinated Notes to the Noteholders, whether or not the principal of and interest on the Subordinated Notes is overdue.

     In case the Issuer shall fail forthwith to pay such amo unts upon such demand, the Trustee, in its own name and as trustee for Noteholders shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer and collect in the manner provided by law out of the property of the Issuer, wherever situated, the monies adjudged or decreed to be payable.

     In case there shall be pending proceedings relative to the Issuer under any bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property, or in case of any other comparable judicial proceedings relative to the Issuer, or to the creditors or property of the Issuer, the Trustee, irrespective of whether the principal of the Subordinated Notes shall then be due and payable, whether upon maturity of the Subordinated Notes or upon any redemption or otherwise, and, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.02, shall be entitled and empowered, by intervention in such proceedings or otherwise:

     (a)   to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Subordinated Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any judicial proceedings relative to the Issuer, or to the creditors or property of the Issuer;

     (b)   unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of any person performing similar functions in comparable proceedings; and

     (c)   to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of negligence or bad faith.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, vote for, accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Subordinated Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     All rights of action and of asserting claims under this Indenture, or under any of the Subordinated Notes, may be enforced by the Trustee without the possession of any of the Subordinated Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders in respect of which such action was taken.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder party to any such proceedings.

     Section 4.03. Application of Proceeds. Any monies collected by the Trustee pursuant to this Article shall be applied in the following order on the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Subordinated Notes in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Subordinated Notes in reduced principal amounts in exchange for the presented Subordinated Notes if only partially paid, or upon surrender thereof if fully paid:

     FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of negligence or bad faith;

     SECOND: In case the principal of the Subordinated Notes shall not have become and be then due and payable, to the payment of interest on the Subordinated Notes in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Subordinated Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

     THIRD: In case the principal of the Subordinated Notes shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Subordinated Notes; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Subordinated Notes, then to the payment of such principal and interest, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Subordinated Note over any other Subordinated Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

     FOURTH: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

     Section 4.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 4.05. Restoration of Rights on Abandonment of Proceeding. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

     Section 4.06. Limitations on Suits by Noteholder. Except as provided in Section 4.07, no Noteholder shall have any right by virtue of or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided, and unless also the Holders of not less than 25% in aggregate principal amount of the then Outstanding Subordinated Notes (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.09; it being understood and intended, and being expressly covenanted by such Noteholder that no one or more Noteholder shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Noteholder, or to obtain or seek to obtain priority over or preference to any other such Noteholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 4.07. Unconditional Right of Noteholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Subordinated Note, the right of any Noteholder to receive payment of the principal of and interest on such Subordinated Note on or after the respective due dates expressed in such Subordinated Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

     Section 4.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Noteholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by this Indenture or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

     Section 4.09. Control by Noteholders. The Holders of a majority in aggregate principal amount of the then Outstanding Subordinated Notes (voting as a single class) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Subordinated Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Noteholders not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

     Section 4.10. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then Outstanding Subordinated Notes (voting as a single class) may on behalf of the Holders of all such Subordinated Notes waive any past default or Event of Default which shall have occurred and be continuing and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the each Noteholder. In the case of any such waiver, the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 4.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Noteholders, as the names and addresses of such Holders appear on the Register, notice by mail of all defaults known to the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Subordinated Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders. Notice to Holders under this Section will be given in the manner and to the extent provided in Section 313(d) of TIA.

     Section 4.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Noteholder shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 10% in aggregate principal amount of the Subordinated Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Subordinated Note on or after the Maturity Date.

ARTICLE 5
CONCERNING THE TRUSTEE

     Section 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The duties and responsibilities of the Trustee are as provided by the TIA and as set forth herein. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of any Events of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

     In case an Event of Default with respect to the Subordinated Notes has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such Subordinated Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

     (a)   prior to the occurrence of an Event of Default with respect to the Subordinated Notes and after the curing or waiver of all such Events of Default which may have occurred:

     (i)   the duties and obligations of the Trustee with respect to the Subordinated Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii)   in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

     (b)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders pursuant to Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the TIA.

     Section 5.02. Certain Duties of the Trustee. In furtherance of and subject to the TIA, the Trustee covenants and agrees to

     (a)   Within 5 business days after a written request from three or more Holders of then Outstanding Subordinated Notes who have been Holders of such Notes for at least six months, to (i) afford such Holders access to all information as to the names and addresses of all Holders received from the Issuer pursuant to section 312(a) of the TIA, or (ii) inform such Holders as to the approximate number of Holders and as to the approximate cost of mailing any communication to such Holders and mail such communications to such Holders on behalf of and at the expense of the requesters;

     (b)   Within 60 days after each May 15, beginning with May 15, 2004, the Trustee will mail to each Holder, as provided in Section 313(c) of the TIA., a brief report dated as of such May 15, if required by Section 313(a) of the TIA., file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Section 313(d) of the TIA, and send reports to Holders as required by Section 313(b) of the TIA.

     (c)   If any default occurs and is continuing and is actually known to the Trustee, the Trustee will send notice of the default to each Holder within 90 days after it occurs, unless the default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Section 313(c) of the TIA;

     Section 5.03. Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the TIA shall be transmitted on or before July 15 in each year following the date hereof, so long as any Subordinated Notes are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

     Section 5.04. Certain Rights of the Trustee. In furtherance of and subject to the TIA, and subject to Section 5.01:

     (a)   the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b)   any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

     (c)   the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d)   the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee such reasonable security as it may require or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

     (e)   the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

     (f)   prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default (in those situations the prudent person standard in Section 5.01 will apply), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the then Outstanding Subordinated Notes; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

     (g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

     (h)   the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice refers to the Subordinated Notes and this Indenture;

     (i)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

     (j)   the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 5.05. Trustee Not Responsible for Recitals, Disposition of Subordinated Notes or Application of Proceeds Thereof. The recitals contained herein and in the Subordinated Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Subordinated Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Subordinated Notes or of the proceeds thereof. However, the Trustee is subject to Sections 310(b) and 311 of the TIA. For purposes of Section 311(b)(4) and (6) of the TIA:

     (a)   “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

     (b)   “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

     Section 5.06. Trustee and Agents May Hold Subordinated Notes; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Subordinated Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

     Section 5.07. Monies Held by Trustee. Subject to the provisions of Section 8.04 hereof, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any monies received by it hereunder.

     Section 5.08. Compensation and Indemnification of Trustee and its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Issuer, or any holder of Subordinated Notes or any other person) or liability, except to the extent such loss liability or expense is due to the negligence or bad faith of the Trustee. The obligations of the Issuer under this section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Subordinated Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Subordinated Notes, and the Subordinated Notes are hereby subordinated to such senior claim.

     Section 5.09. Right of Trustee to Reply on Officer’s Certificate, etc. Subject to Sections 5.01 and 5.04, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 5.10. Persons Eligible for Appointment as Trustee. The Trustee for the Subordinated Notes hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the TIA. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Section 5.11. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to the Subordinated Notes by giving written notice of resignation to the Issuer and by mailing notice thereof by first class or equivalent mail to the Holders at their last addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Noteholder for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b)  In case at any time any of the following shall occur:

     (i)  the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA with respect to the Subordinated Notes after written request therefor by the Issuer or by any Noteholder who has been a bona fide Noteholder for at least six months; or

     (ii)   the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the TIA; or

     (iii)   the Trustee shall become incapable of acting with respect to the Subordinated Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the Subordinated Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the TIA, any Noteholder who has been a bona fide Noteholder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c)   The Holders of a majority in aggregate principal amount of the then Outstanding Subordinated Notes may at any time remove the Trustee with respect to Subordinated Notes and appoint a successor trustee with respect to the Subordinated Notes by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Noteholders.

     (d)   Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.12.

     Section 5.12. Acceptance of Appointment By Successor Trustee. Any successor trustee appointed as provided in Section 5.11 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 8.04, pay over to the successor trustee all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.08.

     Upon acceptance of appointment by any successor trustee as provided in this Section 5.12, the Issuer shall mail notice thereof by first class or equivalent mail to the Noteholders for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.11. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

     Section 5.13. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Subordinated Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Subordinated Notes so authenticated; and, in case at that time any of the Subordinated Notes shall not have been authenticated, any successor to the Trustee may authenticate such Subordinated Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force provided for in the Subordinated Notes or in this Indenture; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Subordinated Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE 6
CONCERNING THE NOTEHOLDERS

     Section 6.01. Evidence of Action Taken by Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of a specified percentage in aggregate principal amount of the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.04) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

     Section 6.02. Proof of Execution of Instruments and of Holding of Subordinated Notes; Record Date. Subject to Sections 5.01 and 5.04, the execution of any instrument by a Noteholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Subordinated Notes shall be proved by the Register or by a certificate of the Registrar thereof. The Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Noteholders of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

     Section 6.03. Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Subordinated Note shall be registered upon the Register as the absolute owner of such Subordinated Note (whether or not such Subordinated Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Subordinated Note and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Subordinated Note.

     Section 6.04. Subordinated Notes Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Subordinated Notes have concurred in any direction, consent or waiver under this Indenture, Subordinated Notes which are owned by the Issuer with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Subordinated Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subordinated Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Subordinated Notes and that the pledgee is not the Issuer or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Subordinated Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and 5.04, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Subordinated Notes not listed therein are Outstanding for the purpose of any such determination.

     Section 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the required percentage in aggregate principal amount of the Subordinated Notes specified in this Indenture in connection with such action, any Noteholder the serial number of which is shown by the evidence to be included among the serial numbers of the Subordinated Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Subordinated Note. Except as aforesaid any such action taken by the Noteholder shall be conclusive and binding upon such Noteholder and upon all future Holders and owners of such Subordinated Note and of any Subordinated Notes issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Subordinated Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Subordinated Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Subordinated Notes affected by such action.

     Section 6.06. Meetings of Noteholders. Meetings of Holders of Subordinated Notes shall be arranged and held in accordance with Schedule 3 hereof.

ARTICLE 7
AMENDMENTS OR SUPPLEMENTS TO INDENTURE

     Section 7.01. Without Consent of Noteholders. The Issuer, when authorized by a resolution of its Board (which resolutions may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Issuer authorized thereby), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes: to cure any ambiguity; to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board may deem necessary or desirable and which shall not adversely affect the interests of the Noteholders in any material respect and to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

     The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this section may be executed without the consent of the Holders of any of the Subordinated Notes at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

     Section 7.02. With Consent of Noteholders. With the consent (evidenced as provided in Section 6.01) of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Subordinated Notes (voting as a single class), the Issuer, when authorized by a resolution of its Board (which resolutions may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Issuer authorized thereby), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders; provided, that no such supplemental indenture shall (i) modify the final maturity of any Subordinated Note; (ii) reduce the principal amount or Redemption Amount payable in respect of a Subordinated Note; (iii) modify the rate or extend the time of payment of interest thereon; (iv) make the principal thereof (including any amount in respect of OID), or interest thereon, payable in any coin or currency or modify any provisions for converting any currency into any other currency other than as provided in the Subordinated Notes or in the Indenture; (v) reduce the amount of the principal of an OID Subordinated Note that would be due and payable upon an Event of Default; (vi) impair the right of any Noteholder to institute suit for the payment of any amount due on a Subordinated Note without the consent of such Noteholder; (vii) modify the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution, in each case without the consent of one or more persons holding or representing not less than 100% in principal amount of the then Outstanding Subordinated Notes.

     Upon the request of the Issuer, accompanied by a copy of a resolution of the Board (which resolutions may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Issuer authorized thereby) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof by (a) first class or equivalent mail to the Noteholders at their addresses as they shall appear on the Register or (b) by any other means set forth in such supplemental indenture, setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 7.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.04, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 7 complies with the applicable provisions of this Indenture. Every such supplemental indenture shall comply with the TIA.

     Section 7.05. Notation on Subordinated Notes in Respect of Supplemental Indentures. Subordinated Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken by Noteholders. If the Issuer or the Trustee shall so determine, new Subordinated Notes so modified as to conform, in the opinion of the Trustee and the Board, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the then Outstanding Subordinated Notes.

ARTICLE 8
SATISFACTION AND DISCHARGE OF INDENTURE, UNCLAIMED MONIES

     Section 8.01. Satisfaction and Discharge of Indenture. (a) If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the Outstanding Subordinated Notes hereunder (other than Subordinated Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Subordinated Notes theretofore authenticated (other than any Subordinated Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) or (iii) (A) all the securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than monies repaid by the Trustee or any paying agent to the Issuer in accordance with Section 8.04) sufficient to pay at maturity or upon redemption all Subordinated Notes (other than any Subordinated Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to the Subordinated Notes, then this Indenture shall cease to be of further effect with respect to the Subordinated Notes (except as to (i) rights of registration of transfer and exchange of securities, and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Subordinated Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon upon the original stated due date therefor (but not upon acceleration), if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Noteholders to receive amounts in respect of principal of and interest on the Subordinated Notes held by them shall not be delayed longer than required by the rules or policies of any securities exchange upon which the Subordinated Notes are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Subordinated Notes.

     (b)   In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of Subordinated Notes the exact amounts of principal of and interest due on which can be determined at the time of making the deposit referred to in Section 8.01(b)(i) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Subordinated Notes on the 91st day after the date of the deposit referred to in Section 9.03(b)(i) below, and the provisions of this Indenture with respect to the Subordinated Notes thereto shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Subordinated Notes and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Subordinated Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the

Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under Section 3.02) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same, if

     (i) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders cash in an amount, or U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Subordinated Notes on each date that such principal or interest is due and payable in accordance with the terms of the Indenture and the Subordinated Notes;

     (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

     (iii) the Issuer has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

     (iv) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against any United States government obligations deposited pursuant to this Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Subordinated Notes.

     Section 8.02. Application by Trustee of Funds Deposited for Payment of Subordinated Notes. Subject to Section 8.04, all monies deposited with the

Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Noteholders; but such money need not be segregated from other funds except to the extent required by law.

     Section 8.03. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Subordinated Notes, all monies then held by any paying agent under the provisions of this Indenture with respect to such Subordinated Notes shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies.

     Section 8.04. Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. Any monies deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Subordinated Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of the Subordinated Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Noteholder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such monies shall thereupon cease.

ARTICLE 9
MISCELLANEOUS PROVISIONS

     Section 9.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.

     Section 9.02. Noteholder Communications. The rights of Holders to communicate with other Holders with respect to the Indenture or the Subordinated Notes are as provided by the TIA, and the Issuer and the Trustee shall comply with the requirements of Sections 312(a) and 312(b) of the TIA. Neither the Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

     Section 9.03. Incorporators, Stockholders, Members, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any

Subordinated Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, member, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Subordinated Notes by the Holders thereof and as part of the consideration for the issue of the Subordinated Notes.

     Section 9.04. Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Subordinated Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors, and the Noteholders, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Noteholders and their successors.

     Section 9.05. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

    Section 9.06. Notices and Demands on Issuer, Trustee and Noteholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to ABN AMRO BANK N.V. at the following address:

ABN AMRO BANK N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands
Attention: Central Legal Department

     Any notice, direction, request or demand by the Issuer or any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made to its Corporate Trust Office.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 9.07. Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a stateme nt that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     Section 9.08. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Subordinated Notes or the date fixed for redemption or repayment of any such Subordinated Note shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     Section 9.09. Conflict of any Provision of Indenture with TIA. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the TIA (an “incorporated provision”), such incorporated provision shall control.

     Section 9.10. New York Law to Govern. This Indenture and each Subordinated Note shall be governed by and shall be construed in accordance with the laws of the State of New York, except for Condition 2(a) (“Subordination”) of Schedule 1 and Article 11, which are governed by, and shall be construed in accordance with the laws of The Netherlands.

     Section 9.11. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 9.12. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 9.13. Submission to Jurisdiction. The Issuer agrees that (i) any legal suit, action or proceeding arising out of or based upon this Indenture may be instituted in any Federal or state court located in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Issuer irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture or the transactions contemplated hereby which is instituted in any New York court or in any competent court in The Netherlands. Process may be served in any such action arising out of or based on this Indenture which may be instituted in any New York court upon the General Counsel of the Issuer’s representative office in New York, located at ABN AMRO Bank N.V., New York branch, 500 Park Avenue, New York, New York 10022. The Issuer hereby expressly consents to the jurisdiction of the Federal and state courts located in the State of New York in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. In the event that the Issuer no longer has a representative office in New York, New York, the Issuer covenants and agrees that it will appoint another party with an address in the State of New York as its authorized agent and that such appointment shall be irrevocable. Service of process upon the General Counsel of the Issuer’s representative office in New York (or such other party as may be appointed as agent for service of process) and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

     Section 9.14. Currency Indemnity. If, under any applicable law and whether pursuant to a judgment being made or registered against the Issuer or in the liquidation, insolvency or analogous process of the Issuer or for any other reason, any payment under or in connection with this Indenture is made or falls to be satisfied in a currency (the “other currency”) other than U.S. Dollars (the “required currency”) under this Indenture, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Trustee or the relevant paying agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the

Trustee or the relevant paying agent falls short of the amount due under the terms of this Indenture, the Issuer shall, as a separate and independent obligation, indemnify and hold harmless the Trustee and each paying agent against the amount of such shortfall. For the purpose of this Section 9.14, “rate of exchange” means the rate at which the Trustee Agent or the relevant paying agent is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.

ARTICLE 10
REDEMPTION OF SUBORDINATED NOTES

     Section 10.01. At Maturity.

     Unless previously redeemed or purchased and cancelled as specified below, the Subordinated Notes will be redeemed by the Issuer on the Maturity Date at their aggregate principal amount (the “Redemption Amount”), together with any interest accrued to the Maturity Date.

     Section 10.02. Redemption for Tax Reasons.

     Subordinated Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time or on any Interest Payment Date, on giving not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 10 in Schedule I (which notice shall be irrevocable), if:

     (i)   on the occasion of the next payment due under the Subordinated Notes, the Issuer has or will become obliged to pay additional amounts as provided under Condition 6 in Schedule I as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the Subordinated Notes; and

     (ii)   such obligation cannot be avoided by the Issuer taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Subordinated Notes then due. Prior to the publication of any notice of such redemption pursuant to this Section 10.02 and Condition 5(b) in Schedule I, the Issuer shall deliver to the Trustee a certificate signed by two Officers of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment.

     Redemption of the Subordinated Notes pursuant to this Section 10.02 and Condition 5(b) in Schedule I is subject to receipt by the Issuer of the written approval of the Dutch Central Bank (De Nederlandsche Bank N.V.). Subordinated Notes redeemed pursuant to this Section 10.02 and Condition 5(b) will be redeemed at the Redemption Amount with interest accrued to (but excluding) the date of redemption.

     The Subordinated Notes are not redeemable at the option of the Noteholders at any time.

     Section 10.03. Purchases.

     The Issuer or any of its subsidiaries may at any time purchase Subordinated Notes at any price in the open market or otherwise. Such Subordinated Notes may be held, re-issued, resold or, at the option of the Issuer, surrendered to the Trustee for cancellation.

     Upon any such purchase and cancellation, the principal amount of the relevant Global Note and the Subordinated Notes held by the registered holder hereof shall be reduced by the principal amount of such Subordinated Notes so purchased and canceled on the records of the Custodian, or the Depository or its nominee, as the case may be.

     Section 10.04. Cancellation.

     All Subordinated Notes which are redeemed will forthwith be canceled. All Subordinated Notes so canceled and the Subordinated Notes purchased and canceled pursuant to Section 10.03 above shall be forwarded to the Trustee and cannot be re-issued or resold.

     Section 10.05. Notice of Redemption. Notice of redemption shall be given by mailing notice of such redemption by first class mail or equivalent, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to Noteholders at their last addresses as they shall appear upon the Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

     The notice of redemption to each such Holder shall specify the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Subordinated Notes, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.

     The notice of redemption shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

     On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Subordinated Notes at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

     Section 10.06. Payment of Subordinated Notes Called for Redemption. If notice of redemption has been given as above provided, the Subordinated Notes shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Subordinated Notes at the redemption price, together with interest accrued to said date) interest on the Subordinated Notes shall cease to accrue and, except as provided in Sections 5.07 and 8.04, such Subordinated Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Subordinated Notes except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Subordinated Notes at a place of payment specified in said notice, said Subordinated Notes shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Subordinated Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.05 hereof.

     If any Subordinated Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Subordinated Note.

ARTICLE 11
SUBORDINATION

     Section 11.01. Agreement to Subordinate. Each Holder of any Subordinated Note by his acceptance thereof likewise covenants and agrees that all Subordinated Notes shall be issued subject to the provisions of this Article; and each person holding any Subordinated Note, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the claims of the holders of the Subordinated Notes against the Issuer will, in the event of a Bankruptcy Default, be subordinated to Senior Debt.

     By virtue of such subordination, payments to a Noteholder will, in the event of Bankruptcy Default, only be made after, and any set-off by a Noteholder shall be excluded until, all obligations of the Issuer resulting from deposits, unsubordinated claims with respect to the repayment of borrowed money and other unsubordinated claims have been satisfied.

     The Issuer covenants and the Noteholders agree that the Subordinated Notes constitute direct, unsecured and subordinated obligations of the Issuer, and that the Subordinated Notes rank pari passu among themselves and will rank at least pari passu with all other present and future unsecured and subordinated obligations of the Issuer, save for those that have been accorded by law preferential rights.

     Section 11.02. Payments To Noteholders. In the event that a Bankruptcy Default occurs, then the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Noteholders are entitled to receive any payment on account of principal of or interest on the Subordinated Notes, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment of distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Subordinated Notes, which may be payable or deliverable in respect of the Subordinated Notes in any such case, proceeding, dissolution or other winding up event.

     In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Noteholder shall have received any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Subordinated Notes, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, than and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person ma king payment or distribution of assets of the Issuer for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     For purposes of this Article only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation or other entity provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Subordinated Notes are pursuant to the provisions in this Article. The consolidation of the Issuer with, or the merger of the Issuer into, another legal entity or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another legal entity shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume all obligations contracted by the Issuer in connection with the Subordinated Notes.

     Section 11.03. No Payment When Senior Debt is in Default. Subject to the last paragraph of this Section, (a) in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt beyond any applicable grace period with respect thereto (but not if such default in payment shall have been cured or waived or shall have ceased to exist), or (b) in the event that the holders of such Senior Debt (or a trustee on behalf of the holders thereof) have declared such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable by reason of an event of default (but not if such declaration of acceleration has been rescinded or annulled), then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Subordinated Notes) shall be made by the Issuer on account of principal of or interest on the Subordinated Notes or on account of the purchase or other acquisition of Subordinated Notes, other than pursuant to their conversion, if any.

     In the event that, notwithstanding the foregoing, the Issuer shall make any payment to the Trustee or the Noteholder prohibited by the provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuer.

     Section 11.04. Payment Permitted in Certain Situations. Nothing contained in this Article or elsewhere in this Indenture or in any of the

Subordinated Notes shall prevent (a) the Issuer, at any time except in a Bankruptcy Default, from making payments at any time of or on account of the principal of (and premium, if any) or interest on the Subordinated Notes or on account of the purchase or other acquisition of the Subordinated Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of or interest on the Subordinated Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

     Section 11.05. Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Noteholders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Issuer which by its express terms is subordinated to the indebtedness of the Issuer to substantially the same extent as the Subordinated Notes are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Subordinated Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Noteholders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Noteholders or the Trustee, shall, as among the Issuer, its creditors other than holders of Senior Debt and the Noteholders, be deemed to be a payment or distribution by the Issuer to or on account of the Senior Debt.

     Section 11.06. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Subordinated Notes is intended to or shall (a) impair, as among the Issuer, its creditors other than holders of Senior Debt and the Noteholders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Noteholders the principal of and interest on the Subordinated Notes as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Issuer of the Noteholders and creditors of the Issuer other than the holders of Senior Debt; or (c) prevent the Trustee or the Noteholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

     Section 11.07. Trustee to Effectuate Subordination. Each Noteholder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     Section 11.08. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Section 11.09. Notice to Trustee. The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Notes, unless and until the Trustee shall have received written notice thereof from the Issuer or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 5.01, shall be entitled in all respects to assume that no such facts exist.

     Subject to the provisions of Section 5.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 11.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee, subject to the provisions of Section 5.01, and the Noteholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     Section 11.11. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Noteholders or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

     Section 11.12. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.08.

     Section 11.13. Article Applicable to Paying Agents.

     In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee.

     [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of June 2, 2003.

ABN AMRO BANK N.V.

By:	/s/ Arjo Blok
Name: Arjo Blok Title:

By:	/s/ Hassan Filali
Name: Hassan Filali Title:

THE BANK OF NEW YORK
By:	/s/ Paul Pereira
Name: Paul Pereira Title: Senior Vice President

SCHEDULE 1 TO THE INDENTURE

TERMS AND CONDITIONS OF THE SUBORDINATED NOTES

[Form of Reverse of Subordinated Notes]

     This Subordinated Note is one of a duly authorized issue of subordinated notes of ABN AMRO Bank N.V. (the “Issuer”) issued pursuant to the Indenture (as defined below). References herein to the “Subordinated Notes” shall be to the $500,000,000 4.65% Subordinated Notes due 2018 of the Issuer and shall mean: (i) Subordinated Notes represented by the 144A Global Note and issued in minimum denominations of U.S. $100,000 (or any amount in excess thereof which is a multiple of U.S. $1,000) and Subordinated Notes represented by the Regulation S Global Note and issued in minimum denominations of U.S. $1,000 (or any amount in excess thereof which is a multiple of U.S. $1,000), (ii) Definitive Notes issued in exchange for any Global Note, (iii) the Global Notes, and (iv) any Additional Notes or Exchange Notes, provided that Exchange Notes shall not contain terms with respect to transfer restrictions. The Subordinated Notes may be issued only in U.S. Dollars. Exchange Notes may be issued in the same denominations as the Initial Notes or Additional Notes, as the case may be, that they are exchanged for. The Subordinated Notes are issued subject to an Indenture (such agreement as from time to time modified, supplemented or restated, the “Indenture”), dated June 2, 2003, between the Issuer and The Bank of New York, as trustee (the “Trustee”, which expression shall include any successor Trustee).

     Copies of the Indenture are available for inspection by Noteholders during normal business hours at the Corporate Trust Office of the Trustee. The Noteholders are bound by, and are deemed to have notice of, all the provisions of the Indenture applicable to them. Words and expressions defined in the Indenture shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated.

1.  Form and Denomination

     The Subordinated Notes will be represented by beneficial interests in one or more Global Notes in fully registered form, without coupons attached, which will be deposited on or about the Issue Date with The Bank of New York, as custodian for, and registered in the name of, Cede & Co., as nominee of, DTC. Interests in the Global Notes will be subject to certain restrictions on transfer and may be issued in definitive form only in the limited circumstances described herein.

     So long as DTC or its nominee is the registered holder of any Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Notes represented by such Global Note for all purposes under the Indenture and the Subordinated Notes.

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     References to DTC shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer and the Trustee.

2.   Status and Characteristics Relating to the Subordinated Notes

(a)   Subordination

     The Subordinated Notes constitute direct, unsecured and subordinated obligations of the Issuer. The Subordinated Notes rank pari passu among themselves and will rank at least pari passu with all other present and future unsecured and subordinated obligations of the Issuer, save for those that have been accorded by law preferential rights.

     The claims of the holders of the Subordinated Notes against the Issuer will, in the event that (i) the Issuer is declared bankrupt, (ii) a competent court has declared that the Issuer is in a situation which requires special measures (“bijzondere voorzieningen”) in the interests of all creditors, as referred to in Chapter X of the Dutch 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992), and for so long as such situation is in force (such situation being hereinafter referred to as a “moratorium”), or (iii) an order is made or an effective resolution is passed for the winding up or liquidation of the Issuer (unless this is done in connection with a merger, consolidation or other form of combination with another company and such company assumes all obligations contracted by the Issuer in connection with the Subordinated Notes) (each, a “Bankruptcy Default”), be subordinated to Senior Debt (as defined in the Indenture).

     By virtue of such subordination, payments to a Noteholder will, in the event of a Bankruptcy Default, only be made after, and any set-off by a Noteholder shall be excluded until, all obligations of the Issuer resulting from deposits, unsubordinated claims with respect to the repayment of borrowed money and other unsubordinated claims have been satisfied.

(b)  Waiver of Right to Set-Off

     By accepting a Subordinated Note, each Noteholder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Subordinated Notes that such Noteholder might otherwise have against the Issuer, whether before or during any winding-up of the Issuer.

(c)  Status of the Subordinated Notes

     For the purposes of the solvency guidelines of the Dutch Central Bank (De Nederlandsche Bank N.V.) to which the Issuer is subject, the Subordinated Notes will qualify as tier 2 capital as referred to in such solvency guidelines.

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3.  Interest

 (a)  Interest on the Subordinated Notes

     Each Subordinated Note will bear interest on its principal amount from (and including) the Issue Date at the fixed rate of 4.65% per annum (the “Rate of Interest”) payable semi-annually in arrears on June 4 and December 4, in each year (each an “Interest Payment Date”), up to (and including) the Maturity Date; provided that the first interest payment date for the Initial Notes shall be December 4, 2003; the first interest payment date for any Additional Notes shall be the first interest payment date after the issuance date of such Additional Notes (and no interest shall accrue on such Additional Notes prior to the date of such issuance and payment on such interest payment date will be accrued only from such issuance date); and the first interest payment date for any Exchange Notes shall be the first interest payment date after the issuance date of such Exchange Notes (provided that interest in relation to the first interest payment date after the date of issuance of the Exchange Notes shall accrue from the last date on which interest was paid on the Initial Notes or Additional Notes for which such Exchange Notes were exchanged, as applicable, or, if no such interest has been paid, from the date of issuance of such Initial Notes or Additional Notes). The regular record dates for each Interest Payment Date will be May 15 and November 15 of each year (each, a “Record Date”)

     “Interest Period” means the period from (and including) an Interest Payment Date (or the Issue Date) to (but excluding) the next (or first) Interest Payment Date.

     If interest in respect of a Subordinated Note is required to be calculated for a period other than an Interest Period, such interest shall be calculated by applying the Rate of Interest to the principal amount of such Subordinated Note, multiplying such sum by the Day Count Fraction, and rounding the resultant figure to the nearest cent, half a cent being rounded upwards or otherwise in accordance with applicable market convention.

     “Day Count Fraction” means the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Issue Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

(d)  Accrual of Interest

     Each Subordinated Note will cease to bear interest from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until the earlier of:

     (i)   the date on which all amounts due in respect of such Subordinated Note have been paid; and

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     (ii)   five days after the date on which the full amount of the moneys payable has been received by the Paying Agent and notice to that effect has been given in accordance with Condition 10 or individually.

4.  Payments
(a)  Method of Payment

     Payments in respect of the Global Notes shall be made to the holders thereof, as they appear in the Register on the relevant Record Date, on the relevant Interest Payment Date by wire transfer in U.S. dollars in immediately available funds.

     While in global form, payments in respect of the Subordinated Notes shall be made in accordance with the applicable rules and operating procedures for the time being of DTC. Payments in respect of any Definitive Note shall be made by wire transfer, direct deposit or check mailed to the address of the Noteholder entitled thereto as such address shall appear on the Register. Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment but without prejudice to the provisions of Condition 6 below.

(b)  Presentation of Subordinated Notes

     The holder of a Global Note shall be the only person entitled to receive payments in respect of Subordinated Notes represented by such Global Note and the Issuer’s obligations will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of DTC as the beneficial holder of a particular principal amount of Subordinated Notes represented by such Global Note must look solely to DTC for his share of each payment made by the Issuer to, or to the order of, the holder of such Global Note. No person other than the holder of a Global Note shall have any claim against the Issuer in respect of any payments due on that Global Note.

     Payments of principal in respect of the Subordinated Notes (whether in definitive or global form) will be made in the manner provided in paragraph (a) above against presentation and surrender of such Subordinated Notes at the specified office of the Paying Agent. In the case of payments by check, checks will be mailed to the Noteholder (or the first named of joint holders) at such Noteholder’s registered address on the due date.

(c)  Payment Day

     Any payments of principal of and interest on the Subordinated Notes to be made on a date that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

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(d)  Interpretation of Principal and Interest

     Any reference in the Conditions to principal or interest with respect to the Subordinated Notes shall be deemed to include any additional amounts which may be payable with respect to principal or interest under Condition 6.

(e)   Defaulted Interest

     (i)  Any interest on any Subordinated Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) may cease to be payable to the Noteholder on the relevant Record Date and be paid by the Issuer, as provided below in Condition 4(e)(ii).

     (ii) The Issuer may elect to make payment of any Defaulted Interest to the persons in whose names the Subordinated Notes are registered at the close of business on a special record date (“Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Subordinated Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Condition 4(e) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Noteholder in the manner set forth in Condition 10, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Subordinated Notes are registered at the close of business on such Special Record Date.

(iii) Subject to the foregoing provisions of this Condition 4, each Subordinated Note delivered upon registration of transfer of or in exchange for or in lieu of any other Subordinated Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Subordinated Note.

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5.  Redemption and Purchase

(a)  At Maturity

     Unless previously redeemed or purchased and canceled as specified below, the Subordinated Notes will be redeemed by the Issuer on the Maturity Date at their aggregate principal amount (the “Redemption Amount”), together with any interest accrued to the Maturity Date.

      (b)  Redemption for Tax Reasons

     Subordinated Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time or on any Interest Payment Date, on giving not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 10 (which notice shall be irrevocable), if:

     (i)   on the occasion of the next payment due under the Subordinated Notes, the Issuer has or will become obliged to pay additional amounts as provided under Condition 6 below as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the Subordinated Notes; and

     (ii)   such obligation cannot be avoided by the Issuer taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Subordinated Notes then due. Prior to the publication of any notice of such redemption pursuant to this Condition 5(b), the Issuer shall deliver to the Trustee a certificate signed by two directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment.

     Redemption of the Subordinated Notes pursuant to this Condition 5(b) is subject to receipt by the Issuer of the written approval of the Dutch Central Bank (De Nederlandsche Bank N.V.). Subordinated Notes redeemed pursuant to this Condition 5(b) will be redeemed at the Redemption Amount with interest accrued to (but excluding) the date of redemption.

     The Subordinated Notes are not redeemable at the option of the Noteholders at any time.

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(c)  Purchases

     The Issuer or any of its subsidiaries may at any time purchase Subordinated Notes at any price in the open market or otherwise. Such Subordinated Notes may be held, re-issued, resold or, at the option of the Issuer, surrendered to the Trustee for cancellation.

     Upon any such purchase and cancellation, the principal amount of the relevant Global Note and the Subordinated Notes held by the registered holder thereof shall be reduced by the principal amount of such Subordinated Notes so purchased and cancelled on the records of the Custodian, or DTC or its nominee, as the case may be.

(d)  Cancellation

     All Subordinated Notes which are redeemed will forthwith be cancelled. All Subordinated Notes so cancelled and the Subordinated Notes purchased and cancelled pursuant to paragraph (c) above shall be forwarded to the Trustee and cannot be re-issued or resold.

6.  Taxation

     All payments of principal and interest in respect of the Subordinated Notes by the Issuer will be made without withholding or deduction for or on account of any present or future taxes or duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event (a “Tax Event”), the Issuer will pay such additional amounts as shall be necessary in order that the net amounts received by the Noteholders after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Subordinated Notes in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Subordinated Note:

     (i)   where the Noteholder is liable for such taxes or duties in respect of such Subordinated Note by reason of his having some connection with The Netherlands other than the mere holding of such Subordinated Note or the receipt of principal or interest in respect thereof; or

     (ii)   presented for payment (if presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on such thirtieth day; or

     (iii)   presented for payment (if presentation is required) by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by

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presenting the relevant Subordinated Note to another paying agent in a Member State of the European Union; or

     (iv)   in respect of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge; or

     (v)   in respect of any tax, assessment or other governmental charge payable other than by deduction or withholding from payment on the Subordinated Notes; or

     (vi)   where such withholding or deduction is required to be made pursuant to any European Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of March 19, 2003, as such conclusions may from time to time be amended, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (vii)   any combination of the taxes, assessments or other governmental charges described above.

     As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Trustee on or prior to such due date, it means the date on which, the full amo unt of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 10.

7.  Events of Default Relating to the Subordinated Notes and Remedies

(a)  Events of Default. “Event of Default” with respect to Subordinated Notes means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) default is made in the payment of interest or principal in respect of the Subordinated Notes and such default continues for more than 30 days (a “ Payment Default”), or

     (ii) a “Bankruptcy Default”(as defined in Condition 2(a)).

(b)  Remedies

In the case of a Bankruptcy Default, the Subordinated Notes shall become forthwith due and payable at the Redemption Amount, together with any accrued interest to the date of repayment, without presentment, demand, protest or other notice of any kind. In the case of a Payment Default, the sole remedy available to any Noteholder for recovery of amounts owing in respect of any payment of principal of or interest on, the Subordinated Notes will be the institution of

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proceedings against the Issuer as such Noteholder may think fit to enforce such payment; provided that the Issuer shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by the Issuer.

     In any such Event of Default, repayment of the Subordinated Notes prior to the Maturity Date is subject to receipt by the Issuer of the written approval of the Dutch Central Bank (De Nederlandsche Bank N.V.).

8.  Transfer, Exchange and Replacement of the Subordinated Notes

     Investors may hold their interests in the Global Notes directly through DTC, Euroclear or Clearstream, Luxembourg, as the case may be, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are participants in DTC.

     Notwithstanding the foregoing, Noteholders with a beneficial interest in the Regulation S Global Note must hold their interests in such Regulation S Global Note through Euroclear or Clearstream, Luxembourg (as indirect participants in DTC), through and including the 40th day following the later of the commencement of the offering and the Issue Date of the Subordinated Notes. This period through and including the 40th day after the later of the commencement of the offering and the Issue Date of the Subordinated Notes is known as the  “Restricted Period”.

     Unless and until the Initial Notes (or Additional Notes as the case may be) are exchanged for Exchange Notes in connection with an effective Registration Statement, the Private Placement Legend shall appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(a)   Transfers Within the Global Notes

     Subject to the procedures and limitations described below, transfers of beneficial interests within a Global Note may be made without delivery to the Issuer or the Trustee of any written certifications or other documentation by the transferor or transferee.

(b)  Transfers or Exchanges from the Global Notes to Definitive Notes

     No Global Note may be exchanged in whole or in part for Definitive Notes unless:

     (i)   DTC notifies the Issuer that it is unwilling or unable to hold the Global Notes or DTC ceases to be a clearing agency registered under the Exchange Act,

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and the Issuer does not appoint a successor to DTC which is registered under the Exchange Act within 120 days;

     (ii)  a Payment Default has occurred and is continuing;

     (iii)  in the event of a Bankruptcy Default, the Issuer fails to make payment on the Subordinated Notes when due; or

     (iv)   the Issuer, at any time, determines in its sole discretion that the Global Notes should be exchanged for Definitive Notes in registered form.

     Unless determined otherwise by the Issuer in accordance with applicable law, Definitive Notes will be issued upon transfer or exchange of beneficial interests in a 144A Global Note or Regulation S Global Note only upon compliance with the transfer restrictions and procedures described in Part IV of Schedule 2 to the Indenture. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by the applicable clearing system.

(c)  Transfers from Definitive Notes to the Global Notes

     Definitive Notes may be transferred or exchanged for a beneficial interest in the 144A Global Note only upon receipt by the Trustee of a written certification (in the form set out in Part V of Schedule 2 to the Indenture) from the transferor or the holder, as the case may be, to the effect that either:
(i)	the transfer is being made to a person whom the transferor reasonably believes is a QIB purchasing for its own account or for the account of one or more QIBs as to which account or accounts it exercises sole investment discretion; or

(ii)	the holder is a QIB purchasing the securities for its own account or for the account of one or more QIBs as to which account or accounts it exercises sole investment discretion and, in either case, in accordance with the requirements of Rule 144A and of any other applicable securities laws of any state of the United States or any other jurisdiction.

     Definitive Notes may be transferred or exchanged for a beneficial interest in the Regulation S Global Note, as long as the transferor or holder certifies that such person transferred or acquired (as applicable) such Definitive Notes in a transaction complying with Rule 903 or Rule 904 of Regulation S (as applicable).

(d)  Transfers between the Global Notes

     A beneficial interest in the 144A Global Note may be transferred to a person who wishes to take delivery of such beneficial interest through the Regulation S Global Note only upon receipt by the Trustee of a written certification (in the form set out in Part V of Schedule 2 to the Indenture) from the transferor to the effect that:

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     (i)   such transfer is being made in accordance with Rule 903 or 904 of Regulation S (as applicable) or, in the case of an exchange occurring following the expiration of the Restricted Period, Rule 144 under the Securities Act; and; and

     (ii)   if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream, Luxembourg.

     Prior to the expiration of the Restricted Period, a beneficial interest in the Regulation S Global Note may be transferred to a person who wishes to take delivery of such beneficial interest through the 144A Global Note only upon receipt by the Trustee of a written certification (in the form set out in Part V of Schedule 2 to the Indenture) from the transferor to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States and any other jurisdiction. After the expiration of the Restricted Period, such certification requirements will no longer apply to such transfers, but such transfers will continue to be subject to the transfer restrictions contained in the legend appearing on the face of the Subordinated Note.

     Any beneficial interest in either the 144A Global Note or the Regulation S Global Note that is transferred to a person who takes delivery in the form of a beneficial interest in the other Global Note will, upon transfer, cease to be a beneficial interest in such Global Note and become a beneficial interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to a beneficial interest in such other Global Note for so long as such person retains such an interest.

     The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions (except for the expenses of delivery by other than regular mail (if any) and, if the Issuer shall so require, for the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto which will be borne by the Noteholder) will be borne by the Issuer.

     If any Subordinated Note (including a Global Note) is mutilated, defaced, stolen, destroyed or lost, such Subordinated Note may be replaced with Replacement Notes at the Specified Office of the Trustee (or, any successor Registrar or Transfer Agent) in New York City on payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Subordinated Notes must be surrendered before Replacement Notes will be issued.

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9.  Trustee as Paying Agent, Registrar and Transfer Agent; Additional Agents

     The Issuer is entitled to vary or terminate the appoint an additional Trustee, Paying Agent, Registrar or Transfer Agent, and approve any change in the specified office through which the Trustee acts, provided that:

     (i)  there will at all times be a Trustee;

     (ii)  there will at all times be a Paying Agent with a Specified Office in New York City or another major city in the United States;

     (iii)  if and for so long as any Subordinated Notes are listed on Euronext Amsterdam, there will be a Paying Agent with a specified office in The Netherlands;

     (iv)   if any European Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of March 19, 2003 as such conclusions may from time to time be amended or any law implementing or complying with, or introduced in order to conform to such Directive, is introduced, the Issuer will ensure that it maintains a Paying Agent in a Member State of the European Union, if any, that will not be obliged to withhold or deduct tax pursuant to any such Directive or law; and

     (v) there will at all times be a Registrar and Transfer Agent with a specified office in New York City.

     Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 10.

10.  Notices

     All notices to a holder shall be deemed to have been given if mailed to such holder’s registered address appearing on the Register and published in a leading English language daily newspaper of general circulation in New York City (expected to be The Wall Street Journal), and, if and for so long as the Subordinated Notes are listed on Euronext Amsterdam, in the official journal of Euronext Amsterdam (Officiële Prijscourant) and in a daily newspaper of general circulation in The Netherlands (expected to be Het Financieel Dagblad). Any such notice shall be deemed to have been given on the fourth day after the day on which it is mailed. Any such notice will be deemed to have been given on the date of the first publication in all the newspapers in which such publication is required to be made.

     Until such time as any Definitive Notes are issued, there may, so long as the 144A Global Note is held in its entirety on behalf of DTC, be substituted for publication in The Wall Street Journal the delivery of the relevant notice to DTC

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for communication by it to the holders of the Subordinated Notes. Notice shall be deemed to have been given to such holders on the first day after the day on which the said notice was given to DTC.

     Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relevant Subordinated Note or Subordinated Notes, with the Trustee. Whilst any of the Subordinated Notes are represented by a Global Note, such notice may be given by any Noteholder to the Trustee via DTC, Clearstream, Luxembourg or Euroclear, as the case may be, in such manner as the Trustee and DTC, Clearstream, Luxembourg or Euroclear may approve for this purpose.

11.  Meetings of Noteholders, Modification and Waiver

      The Indenture contains provisions for convening meetings of Noteholders to consider any matters affecting their interest including the sanctioning by Extraordinary Resolution of a modification of the Subordinated Notes or certain of the provisions of the Indenture. Such a meeting of Noteholders may be convened only by the Issuer. Except as provided below, an Extraordinary Resolution may be passed by an affirmative vote by or on behalf of persons holding a majority in principal amount of the Subordinated Notes whose holders are present or represented at the meeting. The quorum at any such meeting (including for passing any Extraordinary Resolution) will be one or more persons holding or representing in aggregate 50% in principal amount of the then Outstanding Subordinated Notes, or at any adjourned such meeting, one or more persons being or representing Noteholders whatever the principal amount of the Subordinated Notes so held or represented. Notwithstanding the foregoing, the passage of any Extraordinary Resolution at any meeting (including any adjourned meeting) the business of which includes the modification of certain provisions of the Subordinated Notes including (i) modify the final maturity of any Subordinated Note; (ii) reduce the principal amount or Redemption Amount payable in respect of a Subordinated Note; (iii) modify the rate or extend the time of payment of interest thereon; (iv) make the principal thereof (including any amount in respect of OID), or interest thereon, payable in any coin or currency or modify any provisions for converting any currency into any other currency other than as provided in the Subordinated Notes or in the Indenture; (v) reduce the amount of the principal of an OID Subordinated Note that would be due and payable upon an Event of Default; (vi) impair the right of any Noteholder to institute suit for the payment of any amount due on a Subordinated Note without the consent of such Noteholder; (vii) modify the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution, in each case without the consent of one or more persons holding or representing not less than 100% in principal amount of the then Outstanding Subordinated Notes.

     An Extraordinary Resolution passed at any meeting of Noteholders will be binding on all Noteholders whether or not present at such meeting and on all future Noteholders.

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     Notwithstanding the foregoing, the Trustee and the Issuer may agree without the consent of the Noteholders, to:

     (i) any modification (except as mentioned above) of the Indenture which is not materially prejudicial to the interests of Noteholders; or

     (ii) any modification of the Subordinated Notes or the Indenture which is of a formal, minor or technical nature or is made to correct a manifest error as to comply with mandatory provisions of law.

     Any modification of the Subordinated Notes shall be binding on the Noteholders and any such modification shall be notified to the Noteholders in accordance with Condition 10 as soon as practicable thereafter.

12.  Further Issues

      The Issuer may from time to time without the consent of the Noteholders create and issue further subordinated notes (“Additional Subordinated Notes”) having terms and conditions the same as the Subordinated Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single series with the then Outstanding Subordinated Notes.

     The Issuer may offer Additional Subordinated Notes with original issue discount (“OID”) for U.S. federal income tax purposes as part of a further issue. Purchasers of Subordinated Notes after the date of any further issue will not be able to differentiate between subordinated notes sold as part of the further issue and previously issued Subordinated Notes. If the Issuer were to issue Additional Subordinated Notes with OID, purchasers of Subordinated Notes after such further issue may be required to accrue OID (or greater amounts of OID than they would otherwise have accrued) with respect to their Subordinated Notes. This may affect the price of Outstanding Subordinated Notes following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by the Issuer to issue Additional Subordinated Notes with OID.

13.  Governing Law and Submission to Jurisdiction

     The Subordinated Notes are governed by, and shall be construed in accordance with, the laws of the State of New York, except for Condition 2(a) (Subordination), which is governed by, and shall be construed in accordance with, the laws of The Netherlands.

     The Issuer irrevocably agrees, for the benefit of the Noteholders, that the courts of the State of New York shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with the Subordinated Notes (“Proceedings”) and, for such purposes, the Issuer irrevocably submits to the jurisdiction of such courts. In relation to any

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Proceedings, Noteholders may serve process upon the General Counsel of the Issuer’s representative office in New York, located at ABN AMRO Bank N.V., New York branch, 500 Park Avenue, New York, New York 10022 or, if the Issuer no longer has a representative office in New York, New York, on another party with an address in the State of New York (the Issuer hereby covenants and agrees that in such circumstance it will appoint another party with an address in the State of New York as its authorized agent and that such appointment shall be irrevocable). Service of process upon the General Counsel of the Issuer’s representative office in New York (or such other party as may be appointed as agent for service of process) and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

     The Issuer irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the New York courts situated in the Borough of Manhattan shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction to the extent permitted by the laws of such jurisdiction.

14  Registration Rights

      If (a) any Registration Statement required has not been filed with the SEC or (b) any such Registration Statement has not been declared effective by the SEC, in each case, on or prior to the applicable deadline specified in the Registration Rights Agreement dated as of June 2, 2003 between ABN AMRO Bank N.V. and the Initial Purchasers (the “Registration Rights Agreement”) or (c) any Registration Statement required by the Registration Rights Agreement is filed and declared effective but thereafter ceases to be effective or the Prospectus therein ceases to be usable for more than 30 days (each event referred to in clauses (a) through (c), a “Registration Default”), thereafter an additional incremental interest amount will accrue on the Subordinated Notes, at an annual rate of 50 basis points (“Registration Default Interest”). Such additional incremental interest amount on the Subordinated Notes will be payable on each Interest Payme nt Date until the Registration Default is cured. The Holder of this Subordinated Note is entitled to the benefits of such Registration Rights Agreement.

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SCHEDULE 2 TO THE INDENTURE

FORM AND TRANSFER OF SUBORDINATED NOTES

PART I

FORM OF RULE 144A GLOBAL NOTE

[Form of Face of Rule 144A Global Note]

THE SUBORDINATED NOTES REPRESENTED BY THIS GLOBAL NOTE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM. THE TRANSFER OF THIS GLOBAL NOTE IS SUBJECT TO CERTAIN CONDITIONS, INCLUDING THOSE SET FORTH IN THE FORM OF TRANSFER LETTERS AVAILABLE UPON REQUEST FROM THE TRUSTEE, THE BANK OF NEW YORK (THE “TRUSTEE”). THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, AGREES FOR THE BENEFIT OF THE ISSUER AND THE TRUSTEE THAT THIS GLOBAL NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO ABN AMRO BANK N.V. OR ONE OF ITS AFFILIATES, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (C) IN ACCORDANCE WITH RULE 144A TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON BEHALF OF THE SELLER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND TO WHOM NOTICE IS GIVEN THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IF AVAILABLE, PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, AND SUBJECT TO THE RECEIPT BY ABN AMRO BANK N.V. OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE WHICH IT MAY REASONABLY REQUIRE THAT SUCH SALE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND SUBJECT TO, UPON THE REQUEST OF ABN AMRO BANK N.V., THE RECEIPT BY ABM AMRO BANK N.V OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE WHICH IT MAY REASONABLY REQUIRE THAT SUCH SALE OR TRANSFER IS MADE IN COMPLIANCE WITH THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SUBORDINATED NOTE. ANY

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RESALE OR OTHER TRANSFER, OR ATTEMPTED RESALE OR OTHER TRANSFER, OF SUBORDINATED NOTES MADE OTHER THAN IN COMPLIANCE WITH THE FOREGOING RESTRICTIONS SHALL NOT BE RECOGNIZED BY THE ISSUER, THE TRUSTEE OR ANY OTHER AGENT OF THE ISSUER.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE REFERRED TO HEREIN.

FOR SO LONG AS THIS SUBORDINATED NOTE IS HELD ON BEHALF OF DTC, THE PUBLICATION OF NOTICES PURSUANT TO CONDITION 10 OF THE SUBORDINATED NOTES MAY BE SUBSTITUTED BY DELIVERY OF THE RELEVANT NOTICE TO DTC.

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4.65% Subordinated Notes due 2018
(the “Subordinated Notes”)

CUSIP No.: 00080Q AA 3	$364,875,000
ISIN: US00080QAA31	Certificate No. R-1
Common Code: 016989371	Maturity Date: June 4, 2018

ABN AMRO BANK N.V.
GLOBAL NOTE

ABN AMRO Bank N.V., a naamloze vennootschap (“limited liability company”) duly organized and existing under the laws of The Netherlands (the “Issuer”), hereby certifies that Cede & Co. is, at the date hereof, the holder of THREE HUNDRED AND SIXTY-FOUR MILLION, EIGHT HUNDRED AND SEVENTY-FIVE THOUSAND Dollars ($364,875,000) aggregate principal amount of Subordinated Notes of the Issuer having the provisions specified in the Conditions set forth on the reverse hereof, which Conditions shall for all purposes have the same effect as if set forth at this place.

Words and expressions defined in the Conditions shall bear the same meanings when used herein.

This Global Note is issued subject to an Indenture (the “Indenture” which expression shall be construed as a reference to that agreement as the same may be amended, supplemented or restated from time to time), dated June 2, 2003, between the Issuer and The Bank of New York, as Trustee (the “Trustee” which expression shall include its successor or successors for the time being under the Indenture).

The Issuer, subject to and in accordance with the Conditions, promises to pay to such registered holder on the Maturity Date or on such earlier date as any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of such Subordinated Notes on each such date and to pay such interest on the principal amount of the Subordinated Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note at the Specified Office of the Trustee or such other office as may be specified by the Issuer. On payment of interest being made in respect of, or purchase and cancellation of, any of the Subordinated Notes represented by this Global Note details of such payment or purchase and cancellation (as the case may be) shall be recorded by the Trustee (or the relevant Paying Agent), in accordance with its standard procedures.

Subordinated Notes sold pursuant to Rule 144A are issuable only in registered form, without coupons attached, in denominations of $100,000 or any amount in excess thereof which is a multiple of $1,000.

Upon any purchase and cancellation, the principal amount of this Global Note and the Subordinated Notes held by the registered holder hereof shall be reduced by the

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principal amount of such Subordinated Notes so purchased and cancelled on the records of the Custodian, or DTC or its nominee, as the case may be.

The Subordinated Notes represented by this Global Note are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and of Condition 8 and the rules and operating procedures of The Depository Trust Company (“DTC”).

On any exchange or transfer as aforesaid pursuant to which either (i) Subordinated Notes represented by this Global Note are no longer to be so represented or (ii) Subordinated Notes not so represented are to be so represented, details of such transfer shall be recorded by the Trustee (or the successor Transfer Agent), in accordance with its standard procedures, whereupon the principal amount of this Global Note and the Subordinated Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the principal amount so transferred.

This Global Note will be exchanged (free of charge) for Definitive Notes in or substantially in the form set out in Part III of Schedule 2 of the Indenture, in the circumstances specified in Condition 8. Such exchange will be made upon presentation of this Global Note by the registered holder hereof on any Business Day in New York at the Specified Office in New York of the Trustee or at such other office as aforesaid. The aggregate principal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate principal amount of this Global Note submitted by the registered holder hereof for exchange.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Trustee. On an exchange of only part of this Global Note, details of such exchange shall be recorded by the Trustee (or the successor Transfer Agent), in accordance with its standard procedures, whereupon the principal amount of this Global Note and the Notes held by the registered holder hereof shall be reduced by the principal amount of this Global Note so exchanged.

Subject as provided in the following paragraph, until the exchange of the whole of this Global Note as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Notes in the form set out in Part III of Schedule 2 of the Indenture.

This Global Note shall be governed by, and shall be construed in accordance with, the laws of the State of New York, except that Condition 2(a) (Subordination) shall be governed by, and shall be construed in accordance with, the laws of The Netherlands.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be valid for any purpose.

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IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

ABN AMRO BANK N.V.

By:
Name: Title: Authorized Signatory

By:
Name: Title: Authorized Signatory

Issued in New York as of June 2, 2003

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Authenticated by The Bank of New York, as Trustee

Dated:
By:
Name: Title: Authorized Signatory

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[Insert Reverse of Subordinated Notes]

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PART II

FORM OF REGULATION S GLOBAL NOTE

[Form of Face of Regulation S Global Note]

THE SUBORDINATED NOTES REPRESENTED BY THIS GLOBAL NOTE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM. THE TRANSFER OF THIS GLOBAL NOTE IS SUBJECT TO CERTAIN CONDITIONS, INCLUDING THOSE SET FORTH IN THE FORM OF TRANSFER LETTERS AVAILABLE UPON REQUEST FROM THE TRUSTEE, THE BANK OF NEW YORK (THE “TRUSTEE”). THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, AGREES FOR THE BENEFIT OF THE ISSUER AND THE TRUSTEE THAT THIS GLOBAL NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO ABN AMRO BANK N.V. OR ONE OF ITS AFFILIATES, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF THE REGULATION S, (C) IN ACCORDANCE WITH RULE 144A TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON BEHALF OF THE SELLER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND TO WHOM NOTICE IS GIVEN THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IF AVAILABLE, PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, AND SUBJECT TO THE RECEIPT BY ABN AMRO BANK N.V. OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE WHICH IT MAY REASONABLY REQUIRE THAT SUCH SALE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND SUBJECT TO, UPON THE REQUEST OF ABN AMRO BANK N.V., THE RECEIPT BY ABN AMRO BANK N.V. OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE WHICH IT MAY REASONABLY REQUIRE THAT SUCH SALE OR TRANSFER IS MADE IN COMPLIANCE WITH THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SUBORDINATED NOTE. ANY RESALE OR OTHER TRANSFER, OR ATTEMPTED RESALE OR OTHER TRANSFER, OF SUBORDINATED NOTES MADE OTHER THAN IN COMPLIANCE WITH THE FOREGOING RESTRICTIONS SHALL NOT BE

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RECOGNIZED BY THE ISSUER, THE TRUSTEE OR ANY OTHER AGENT OF THE ISSUER.

THE RESTRICTIONS IN SUB-CLAUSE (B) OF THE PRECEDING PARAGRAPH SHALL ONLY APPLY DURING THE RESTRICTED PERIOD (AS DEFINED IN CONDITION 8 OF THE SUBORDINATED NOTES).

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH HEREIN AND IN THE FISCAL AGENCY AGREEMENT REFERRED TO HEREIN.

FOR SO LONG AS THIS SUBORDINATED NOTE IS HELD ON BEHALF OF DTC, THE PUBLICATION OF NOTICES PURSUANT TO CONDITION 10 OF THE SUBORDINATED NOTES MAY BE SUBSTITUTED BY DELIVERY OF THE RELEVANT NOTICE TO DTC.

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4.65% Subordinated Notes due 2018
(the “Subordinated Notes”)

CUSIP No.: N02627 AR 3	$135,125,000
ISIN: USN02627AR30	Certificate No. S-1
Common Code: 016989487	Maturity Date: June 4, 2018

ABN AMRO BANK N.V.
GLOBAL NOTE

ABN AMRO Bank N.V., a naamloze vennootschap (“limited liability company”) duly organized and existing under the laws of The Netherlands (the “Issuer”), hereby certifies that Cede & Co. is, at the date hereof, the holder of ONE HUNDRED AND THIRTY-FIVE MILLION, ONE HUNDRED AND TWENTY-FIVE THOUSAND Dollars ($135,125,000) aggregate principal amount of Subordinated Notes of the Issuer having the provisions specified in the Conditions set forth on the reverse hereof, which Conditions shall for all purposes have the same effect as if set forth at this place.

Words and expressions defined in the Conditions shall bear the same meanings when used herein.

This Global Note is issued subject to an Indenture (the “Indenture” which expression shall be construed as a reference to that agreement as the same may be amended, supplemented or restated from time to time), dated June 2, 2003, between the Issuer and The Bank of New York, as Trustee (the “Trustee” which expression shall include its successor or successors for the time being under the Indenture).

The Issuer, subject to and in accordance with the Conditions, promises to pay to such registered holder on the Maturity Date or on such earlier date as any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of such Subordinated Notes on each such date and to pay such interest on the principal amount of the Subordinated Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note at the Specified Office of the Trustee or such other office as may be specified by the Issuer. On payment of interest being made in respect of, or purchase and cancellation of, any of the Subordinated Notes represented by this Global Note details of such payment or purchase and cancellation (as the case may be) shall be recorded by the Trustee (or the relevant Paying Agent), in accordance with its standard procedures.

Subordinated Notes sold pursuant to Regulation S are issuable only in registered form, without coupons attached, in denominations of $1,000 or any amount in excess thereof which is a multiple of $1,000.

Upon any purchase and cancellation, the principal amount of this Global Note and the Subordinated Notes held by the registered holder hereof shall be reduced by the

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principal amount of such Subordinated Notes so purchased and cancelled on the records of the Custodian, or DTC or its nominee, as the case may be.

The Subordinated Notes represented by this Global Note are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and of Condition 8 and the rules and operating procedures of The Depository Trust Company (“ DTC”).

On any exchange or transfer as aforesaid pursuant to which either (i) Subordinated Notes represented by this Global Note are no longer to be so represented or (ii) Subordinated Notes not so represented are to be so represented, details of such transfer shall be recorded by the Trustee (or the successor Transfer Agent), in accordance with its standard procedures, whereupon the principal amount of this Global Note and the Subordinated Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the principal amo unt so transferred.

This Global Note will be exchanged (free of charge) for Definitive Notes in or substantially in the form set out in Part III of Schedule 2 of the Indenture, in the circumstances specified in Condition 8. Such exchange will be made upon presentation of this Global Note by the registered holder hereof on any Business Day in New York at the Specified Office in New York of the Trustee or at such other office as aforesaid. The aggregate principal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate principal amount of this Global Note submitted by the registered holder hereof for exchange.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Trustee. On an exchange of only part of this Global Note, details of such exchange shall be recorded by the Trustee (or the successor Transfer Agent), in accordance with its standard procedures, whereupon the principal amount of this Global Note and the Notes held by the registered holder hereof shall be reduced by the principal amount of this Global Note so exchanged.

Subject as provided in the following paragraph, until the exchange of the whole of this Global Note as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Notes in the form set out in Part III of Schedule 2 of the Indenture.

This Global Note shall be governed by, and shall be construed in accordance with, the laws of the State of New York, except that Condition 2(a) shall be governed by, and shall be construed in accordance with, the laws of The Netherlands.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be valid for any purpose.

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IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

ABN AMRO BANK N.V.

By:
Name: Title: Authorized Signatory

By:
Name: Title: Authorized Signatory

Issued in New York as of June 2, 2003

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Authenticated by The Bank of New York, as Trustee

By:
Name: Title: Authorized Signatory

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[Insert Reverse of Subordinated Notes]

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PART III

FORM OF DEFINITIVE NOTE

On the front:

THE SUBORDINATED NOTES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS, INCLUDING THOSE SET FORTH IN THE FORM OF TRANSFER LETTERS AVAILABLE UPON REQUEST FROM THE TRUSTEE, THE BANK OF NEW YORK (THE “TRUSTEE”). THE HOLDER HEREOF, BY PURCHASING THIS GLOBAL NOTE, AGREES FOR THE BENEFIT OF THE ISSUER AND THE TRUSTEE THAT THIS SUBORDINATED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO ABN AMRO BANK N.V. OR ONE OF ITS AFFILIATES, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF THE REGULATION S, (C) IN ACCORDANCE WITH RULE 144A TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON BEHALF OF THE SELLER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND TO WHOM NOTICE IS GIVEN THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IF AVAILABLE, PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, AND SUBJECT TO THE RECEIPT BY ABN AMRO BANK N.V. OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE WHICH IT MAY REASONABLY REQUIRE THAT SUCH SALE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND SUBJECT TO, UPON THE REQUEST OF ABN AMRO BANK N.V., THE RECEIPT BY ABM AMRO BANK N.V OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE WHICH IT MAY REASONABLY REQUIRE THAT SUCH SALE OR TRANSFER IS MADE IN COMPLIANCE WITH THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SUBORDINATED NOTE. ANY RESALE OR OTHER TRANSFER, OR ATTEMPTED RESALE OR OTHER TRANSFER, OF SUBORDINATED NOTES MADE OTHER THAN IN COMPLIANCE WITH THE FOREGOING RESTRICTIONS SHALL NOT BE RECOGNIZED BY THE ISSUER, THE TRUSTEE OR ANY OTHER AGENT OF THE ISSUER.

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4.65% Subordinated Notes due 2018
(the “Subordinated Notes”)

CUSIP No.: •		$ •
ISIN No.: •		Certificate No. •
Common Code: •		Maturity Date: June 4, 2018 •
Denominations: •

This Subordinated Note is one of the 4.65% Subordinated Notes due 2018 (“Subordinated Notes”) of ABN AMRO Bank N.V. (the “Issuer”) issued as of the date specified above, maturing as of the date specified above. References herein to the Conditions shall be to the Terms and Conditions endorsed hereon.

Words and expressions defined in the Conditions shall bear the same meanings when used herein.

This Subordinated Note is issued subject to an Indenture (the “Indenture” which expression shall be construed as a reference to that agreement as the same may be amended supplemented or restated from time to time), dated June 2, 2003, between the Issuer and The Bank of New York, as Trustee (the “Trustee” which expression shall include its successor or successors for the time being under the Indenture).

THIS IS TO CERTIFY that [                           ] is/are the registered holder(s) of one of the above mentioned Subordinated Notes and is/are entitled on the Maturity Date or on such earlier date as this Subordinated Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of this Subordinated Note, and to interest (if any) on this Subordinated Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Subordinated Note shall not be valid for any purpose.

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IN WITNESS whereof the Issuer has caused this Subordinated Note to be signed in facsimile on its behalf.

ABN AMRO BANK N.V.

By:
Name: Title: Authorized Signatory

By:
Name: Title: Authorized Signatory

Issued in as of _____________________, 20___.

Authenticated by The Bank of New York, as Trustee
By:
Name: Title: Authorized Signatory

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[Insert Reverse of Subordinated Notes]

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- FORM OF TRANSFER OF SUBORDINATED NOTE -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

[$ ] principal amount of this Subordinated Note and all rights hereunder, hereby irrevocably constituting and appointing [ ] as attorney to transfer such principal amount of this Subordinated Note in the register maintained by The Bank of New York with full power of substitution.

Signature(s)

Date: [ ]

N.B.:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorized in writing and, in such latter case, the document so authorizing such officers must be delivered with this form of transfer.

2.	In each case the signature(s) must be guaranteed by a commercial Issuer with a correspondent Issuer in New York City or by an institution which is a member of The New York Stock Exchange or The American Stock Exchange in New York City.

3.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Subordinated Note in every particular, without alteration or enlargement or any change whatsoever.

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Certificate of Transferee

This is to certify that the undersigned:

*(A)	is a US institutional investor that qualifies as a qualified institutional buyer pursuant to Rule 144A under the Securities Act. Attached hereto and delivered herewith is a duly signed Transfer Letter in the form set out in Part V of Schedule 2 to the Indenture dated June 2, 2003.

*(B)	has acquired its interest in the Security in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act. Attached hereto and delivered herewith is a duly signed Transfer Letter in the form set out in Part V of Schedule 2 to the Indenture dated June 2, 2003. The undersigned acknowledges that it is not entitled to hold a Subordinated Note and surrenders this Subordinated Note in exchange for an interest in the Global Note representing certain of the Subordinated Notes to be held in its account with DTC. The undersigned confirms that the details of its account with DTC are as follows:

[ ]
[ ]
[ ]

Dated: [ ]**

Signed:

*Either paragraph (A) or paragraph (B) shall be deleted.
*To be dated the date of presentation or surrender.

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PART IV

REGISTER, TRANSFER AND EXCHANGE OF SUBORDINATED NOTES

1.	The Issuer shall at all times ensure that the Registrar maintains in New York a register showing the amount of such Subordinated Notes of the Issuer from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of such Subordinated Notes. The holders of such Subordinated Notes or any of them and any person authorized by such holder or any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.	Each Subordinated Note shall have an identifying serial number which shall be entered on the register.

3.	Each Subordinated Note shall have an identifying serial number which shall be entered on the register.

4.	The Subordinated Notes are transferable and exchangeable only in accordance with the Conditions.

5.	The Subordinated Notes are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorized in writing. In each case the signature(s) must be guaranteed by a commercial Issuer with a correspondent Issuer in New York City or by an institution which is a member of The New York Stock Exchange or The American Stock Exchange in New York City.

6.	The Subordinated Notes to be transferred must be delivered for registration to the Specified Office of the Registrar with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or its right to transfer the Subordinated Notes and, if the form of transfer is executed by some other person(s) on its behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

7.	The executors or administrators of a deceased holder of Subordinated Notes (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognized by the Issuer as having any title to such Subordinated Notes.

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8.	Any person becoming entitled to Subordinated Notes in consequence of the death or bankruptcy of the holder of such Subordinated Notes may, upon producing such evidence that it holds the position in respect of which it proposes to act under this paragraph or of its title as the Issuer shall require, be registered itself as the holder of such Subordinated Notes or, subject to the preceding paragraphs as to transfer, may transfer such Subordinated Notes. The Issuer shall be at liberty to retain any amount payable upon the Subordinated Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Subordinated Notes.

9.	Unless otherwise requested by it, the holder of Subordinated Notes shall be entitled to receive only one Subordinated Note in respect of its entire holding of Subordinated Notes.

8.	The joint holders of Subordinated Notes shall be entitled to one Subordinated Note only in respect of their joint holding of such Subordinated Notes which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Subordinated Notes in respect of such joint holding.

10.	Where a holder of Subordinated Notes has transferred only part of its Subordinated Notes there shall be delivered to it without charge a Subordinated Note in respect of the balance of such holding.

11.	The Issuer shall not make any charge to the Noteholders for the registration of any holding of Subordinated Notes or any transfer thereof or for the issue or delivery thereof at the Specified Office of the Registrar or by post to the address specified by the holder. If any holder entitled to receive a Subordinated Note wishes to have the same delivered to it otherwise than at the Specified Office of the Registrar, such delivery shall be made, upon its written request to the Registrar, at its risk and (except where sent by post to the address specified by the holder) at its expense.

12.	The Subordinated Notes will initially be issued in the form of one or more Rule 144A Global Note and a Regulation S Global Note, each registered in the name of Cede & Co., as nominee for DTC. Ownership of interests in the Rule 144A Global Note and the Regulation S Global Note will be shown on, and the transfer of that ownership will be effected only through records maintained by DTC, the DTC participants and the indirect DTC participants, including Euroclear and Clearstream, Luxembourg. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. Transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with DTC rules.

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PART V

FORM OF TRANSFER LETTERS

FORM OF RULE 144A NOTE TRANSFER LETTER

The Bank of New York, as Trustee
101 Barclay Street,
New York, NY 10286

Attention:

ABN AMRO BANK N.V.

4.65% Subordinated Notes due 2018
(the “Subordinated Notes”)

This is to advise you that the undersigned Holder desires to sell to the undersigned Purchaser its beneficial interest in U.S.$____________ aggregate principal amount of Subordinated Notes (CUSIP Number: 00080Q AA 3; ISIN: US00080QAA31; Common Code: 016989371) (such beneficial interest being referred to herein as the “Subject Notes”).

The undersigned Purchaser desires to purchase the Subject Notes from the undersigned Holder. In connection with the transfer of the Subject Notes, the undersigned Holder confirms that it has not utilized any general solicitation or general advertising in connection with soliciting any purchase of the Subject Notes.

The undersigned Holder and the undersigned Purchaser each further confirm as follows:

The undersigned Holder represents and warrants that the Subject Notes are being transferred by the undersigned Holder to a person in the United States that the undersigned Holder believes is a Qualified Institutional Buyer (as defined below), pursuant to the exemption from registration under the Securities Act (as defined below) provided by Rule 144A thereunder. The undersigned Purchaser represents and warrants that it is a Qualified Institutional Buyer and acknowledges that it is aware that the undersigned Holder is relying upon the undersigned Purchaser’s foregoing representation in order to claim the exemption from registration provided by Rule 144A. The undersigned Purchaser acknowledges that the Subject Notes cannot be resold without registration under the Securities Act or exemption therefrom and will continue to be subject to the transfer restrictions as described in Part IV of Schedule 2 to the Indenture (the “Indenture”, which expression shall be

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construed as a reference to that agreement as the same may be amended, supplemented or restated from time to time) dated June 2, 2003.

Pursuant to the transfer restrictions referred to above, the Subject Notes may only be resold by a purchaser purchasing under such paragraph either (A) in a transaction that meets the requirements of Rule 144A to a qualified institutional buyer as defined in Rule 144A promulgated under the Securities Act (a “Qualified Institutional Buyer”) who signs a transfer letter in the form hereof, or (B) outside the United States pursuant to Rule 904 of Regulation S under the Securities Act to a buyer who signs a transfer letter in the form specified in Part V of Schedule 2 to the Indenture.

This transfer letter may be signed in counterparts, all of which, taken together, shall constitute one and the same letter.

Very truly yours,

Signature of Holder
Print Name and Address of Holder:

Signature of Purchaser
Print Name and Address of Purchaser:

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FORM OF REGULATION S TRANSFER LETTER

The Bank of New York, as Trustee
101 Barclay Street,
New York, NY 10286

Attention:

ABN AMRO BANK N.V.

4.65% Subordinated Notes due 2018
(the “Subordinated Notes”)

This is to advise you that the undersigned Holder desires to resell to the undersigned Purchaser its beneficial interest in U.S.$____________ aggregate principal amount of Subordinated Notes (CUSIP Number: N02627 AR 3; ISIN Number: USN02627AR30; Common Code: 016989487) (such beneficial interest being referred to herein as the “Subject Notes”).

The undersigned Purchaser, or broker or dealer acting on behalf of such Purchaser, certifies that the undersigned Purchaser desires to purchase the Subject Notes from the undersigned Holder. In connection with the transfer of the Subject Notes, the undersigned Holder confirms that it has not utilized any general solicitation or general advertising in the United States in connection with soliciting any purchase of the Subject Notes.

The undersigned Holder and the undersigned Purchaser each further confirm as follows:

The undersigned Holder represents and warrants that, to the best of its knowledge, the Subject Notes are being transferred by the undersigned Holder to a buyer outside the United States. The undersigned Purchaser, or broker or dealer acting on behalf of such Purchaser, represents and warrants that such Purchaser was located outside the United States at the time the buy order for the Subject Notes was originated and continues to be located outside the United States and that the undersigned Purchaser, or broker or dealer acting on behalf of such Purchaser, has not purchased the Subject Notes for the benefit of any person in the United States or entered into any arrangement for the transfer of the Subject Notes to any person in the United States. The undersigned Purchaser acknowledges that the Subject Notes cannot be resold without registration under the Securities Act or exemption therefrom and will continue to be subject to the transfer restrictions as described in Part IV of Schedule 2 to the Indenture (the “Indenture”, which expression shall be construed as a

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reference to that agreement as the same may be amended, supplemented or restated from time to time) dated June 2, 2003.

This transfer letter may be signed in counterparts, all of which, taken together, shall constitute one and the same letter.

Very truly yours,

Signature of Holder
Print Name and Address of Holder:

Signature of Purchaser
(or broker-dealer for Purchaser)
Print Name and Address of Purchaser
(or broker-dealer for Purchaser):

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SCHEDULE 3 TO THE INDENTURE

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	(A)	References herein to the “Subordinated Notes” are to the 4.65% Subordinated Notes due 2018 of ABN AMRO Bank N.V. (the Issuer”), in respect of which the relevant meeting is convened.

	(B)	(i)	A holder of Subordinated Notes (whether in definitive form or represented by a Global Note) may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation and delivered to the Specified Office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

		(ii)	Any holder of Subordinated Notes which is a corporation may by resolution of its directors or other governing body authorize any person to act as its representative (a “representative”) in connection with any meeting of the Noteholders and any adjourned such meeting.

		(iii)	Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above shall, so long as such appointment remains in force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Subordinated Notes to which such appointment relates and the holder of the Subordinated Notes shall be deemed for such purposes not to be the holder.

	2.	The Issuer only may at any time convene a meeting of the Noteholders. Whenever the Issuer is about to convene any such meeting it shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may approve.

3.	At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of

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the Noteholders in the manner provided by Condition 10. Such notice shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include a statement to the effect that the holders of Subordinated Notes may appoint proxies by executing and delivering a form of proxy in the English language to the Specified Office of the Registrar not less than 48 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body.

4.	Some person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5.	At any such meeting, including a meeting for passing an Extraordinary Resolution, one or more persons present holding Subordinated Notes or being proxies and holding or representing in the aggregate not less than 50% in principal amount of the then Outstanding Subordinated Notes shall form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The affirmative vote by or on behalf of persons holding a majority in principal amount of the Subordinated Notes whose holders are present or represented at the meeting shall be required to pass an Extraordinary Resolution; provided that the passage of any Extraordinary Resolution at any meeting (including any adjourned meeting) the business of which includes any of the following matters:

	(i)	modifying the Rate of Interest, and/or the Interest Payment Dates on which such rate is applicable; or

	(ii)	modifying the Maturity Date; or

	(iii)	changing the currency of payment of the Subordinated Notes; or

	(iv)	reducing or canceling the principal amount or Redemption Amount payable in respect of the Subordinated Notes; or

	(iii)	impairing the right of a Noteholder to sue for payment of any amount due on its Subordinated Notes; or

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(v)	the sanctioning of any such scheme or proposal as is described in paragraph 11(F) below; or
(vi)	modifying the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution;

shall require the approval of one or more persons holding or representing not less than 100% in principal amount of the then Outstanding Subordinated Notes. An Extraordinary Resolution passed at any meeting of the holders of Subordinated Notes will be binding on all holders of Subordinated Notes, whether or not they are present at the meeting.

6.	If within fifteen minutes after the time appointed for any such meeting a quorum is not present the meeting shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding Business Day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman and approved by the Trustee) and at such adjourned meeting one or more persons present holding Subordinated Notes or being proxies (whatever the principal amount of the Subordinated Notes so held or represented by them) shall (subject as provided below) form a quorum; provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above the quorum shall be one or more persons present holding Subordinated Notes or being proxies and holding or representing in the aggregate not less than 100% in principal amount of the then Outstanding Subordinated Notes.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Subordinated Notes or being proxies at the adjourned meeting whatever the principal amount of the Subordinated Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business

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which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

9.	Any director or officer of the Issuer and its lawyers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “Outstanding” in the Indenture, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders unless he either (i) is a proxy or (ii) is the holder of a Definitive Note or Definitive Notes. Neither the Issuer, nor any of its subsidiaries shall be entitled to vote at any meeting in respect of Subordinated Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Subordinated Notes held by it for the benefit of any such company.

10.	Subject as provided in paragraph 9 hereof, at any meeting every person who is so present shall have one vote in respect of each US $1.00 in principal amount of Subordinated Notes so produced or in respect of which he is a proxy, or such other amount as the Trustee shall in its absolute discretion stipulate in principal amount of Subordinated Notes so produced or in respect of which he is a proxy. Any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

11.	At a meeting of the Noteholders, the following matters shall be passed upon by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) only, namely:

	(A)	Power to sanction any compromise or arrangement proposed to be made between the Issuer and the Noteholders or any of them.

	(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or against any of its property whether such rights shall arise under these presents, the Subordinated Notes or otherwise.

	(C)	Power to assent to any modification of the provisions contained in these presents or the Conditions or the Subordinated Notes which shall be proposed by the Issuer.

	(D)	Power to give any authority or sanction which under the provisions of these presents or the Subordinated Notes is required to be given by Extraordinary Resolution.

	(E)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any

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powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)	Power to sanction any scheme or proposal for the exchange or sale of the Subordinated Notes for, or the conversion of the Subordinated Notes into or the cancellation of the Subordinated Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(G)	Power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Subordinated Notes.

12.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 10 by the Issuer within 14 days of such result being known; provided that the non-publication of such notice shall not invalidate such resolution.

13.	The expression “Extraordinary Resolution” when used in this Agreeme nt or the Conditions means a resolution passed, at a meeting of the Noteholders duly convened and at which a quorum is present and held in accordance with the provisions herein contained, by the affirmative vote by or on behalf of persons holding a majority (or, in the case of resolutions referred to in the proviso to paragraph 5, 100%) in principal amount of the Subordinated Notes whose holders are present or represented at such meeting.

14.	Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made

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shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

15.	The Issuer may set a Special Record Date for purposes of determining the identity of Noteholders entitled to vote or consent to any action referred to in this Schedule 3, which Special Record Date may be set at any time or from time to time by notice to the Trustee, for any date or dates not more than 60 days nor less than ten days prior to the proposed date of such vote or consent, and thereafter. Notwithstanding any other provisions hereof, the only Noteholders that shall be entitled to so vote or give such consent or revoke such vote or consent shall be the Noteholders of record on such Special Record Date; provided that unless the proposed action shall have been authorized by the requisite number of votes prior to the date which is 90 days after such Special Record Date, any such vote or consent previously given shall automatically and without further action by any Noteholder be cancelled and of no further effect.

16.	Subject to all other provisions contained herein the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

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